                                                                       Exhibit 7

                              COINSURANCE AGREEMENT

                                     between

                     KEMPER INVESTORS LIFE INSURANCE COMPANY
                          (referred to as the Company)

                                       and

                      FEDERAL KEMPER LIFE ASSURANCE COMPANY
                         (referred to as the Reinsurer)

                            Dated as of May 29, 2003


                               Table of Contents.

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ARTICLE I. DEFINITIONS..........................................................................1
   1.1.   Definitions...........................................................................1

ARTICLE II. BASIS OF COINSURANCE, MODIFIED COINSURANCE AND BUSINESS COINSURED..................12
   2.1.   Coinsurance and Modified Coinsurance.................................................12
   2.2.   Reinstatements, Conversions and Exchanges............................................12
   2.3.   Certain Recommendations..............................................................12
   2.4.   Reserves.............................................................................13
   2.5.   Separate Account Reserves............................................................13
   2.6.   Policy Changes or Reductions.........................................................13

ARTICLE III. TRANSFER OF ASSETS................................................................14
   3.1.   Transfer of Assets at Closing and Balance Sheets.....................................14
   3.2.   Additional Consideration.............................................................14
   3.3.   Ceding Commission....................................................................15

ARTICLE IV. RESERVE ADJUSTMENTS AND ACCOUNTINGS................................................15
   4.1.   Modified Coinsurance Adjustment on Separate Account Business.........................15
   4.2.   Monthly Accountings..................................................................15
   4.3.   Monthly Payments.....................................................................16
   4.4.   Delayed Payments.....................................................................16
   4.5.   Offset Rights........................................................................16

ARTICLE V. POLICY AND SEPARATE ACCOUNT ADMINISTRATION..........................................16
   5.1.   Appointment and Acceptance of Appointment............................................16
   5.2.   Notification of Policyholders........................................................16
   5.3.   Administrative Services..............................................................16
   5.4.   Services With Respect to Registered Separate Accounts and Registered Policies........20
   5.5.   Claims Review and Litigation.........................................................25
   5.6.   Legally Required Company Actions.....................................................26
   5.7.   Power of Attorney....................................................................26
   5.8.   Subsequent Rate and Form Filings.....................................................27
   5.9.   Policy Changes or Reserve Assumption Changes.........................................27
   5.10.  Bank Accounts........................................................................27
   5.11.  Compensation.........................................................................27
   5.12.  Standards............................................................................28
   5.13.  Agreements Regarding Use of the Company's Name.......................................29
   5.14.  Books and Records....................................................................30
   5.15.  Capacity.............................................................................31
   5.16.  Inability to Perform Services........................................................31
   5.17.  Errors...............................................................................31
   5.18.  Regulatory Matters: Responsibilities of the Reinsurer................................31

                                Table of Contents
                                   (continued)

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   5.19.  Duration.............................................................................32
   5.20.  Termination..........................................................................32
   5.21.  Insurance............................................................................34
   5.22.  Limited Authority....................................................................34
   5.23.  Subcontracting.......................................................................34
   5.24.  BOLI Services........................................................................34
   5.25.  Destinations Services................................................................37
   5.26.  Survival.............................................................................37

ARTICLE VI. OVERSIGHTS.........................................................................37
   6.1.   Oversights...........................................................................37

ARTICLE VII. DUTY OF COOPERATION AND OTHER AGREEMENTS..........................................37
   7.1.   Cooperation..........................................................................37
   7.2.   Third Party Reinsurance Agreements...................................................37
   7.3.   Option for Assumption Reinsurance....................................................38

ARTICLE VIII. DAC TAX..........................................................................38
   8.1.   Election.............................................................................38
   8.2.   Separate Account DAC Tax Reimbursement...............................................38

ARTICLE IX. INDEMNIFICATION....................................................................39
   9.1.   Reinsurer's Obligation to Indemnify..................................................39
   9.2.   Company's Obligation to Indemnify....................................................39
   9.3.   Certain Definitions and Procedures...................................................40
   9.4.   Security Trust Account...............................................................40
   9.5.   Recapture Rights.....................................................................43

ARTICLE X. DISPUTE RESOLUTION..................................................................45
   10.1.  Other Disputes over Calculations.....................................................45
   10.2.  Arbitration..........................................................................46
   10.3.  Award and Enforcement................................................................48

ARTICLE XI. INSOLVENCY.........................................................................48
   11.1.  Insolvency Clause....................................................................48

ARTICLE XII. DURATION..........................................................................48
   12.1.  Duration.............................................................................48
   12.2.  Reinsurer's Liability................................................................49
   12.3.  Survival.............................................................................49

ARTICLE XIII. MISCELLANEOUS....................................................................49
   13.1.  Notices..............................................................................49


                                Table of Contents
                                   (continued)

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   13.2.  Confidentiality......................................................................50
   13.3.  Entire Agreement.....................................................................50
   13.4.  Waivers and Amendments...............................................................51
   13.5.  No Third Party Beneficiaries.........................................................51
   13.6.  Assignment...........................................................................51
   13.7.  Governing Law........................................................................51
   13.8.  Counterparts.........................................................................51
   13.9.  Severability.........................................................................51
   13.10. Schedules, Exhibits and Paragraph Headings...........................................51
   13.11. Expenses.............................................................................51
   13.12. No Prejudice.........................................................................52
   13.13. Credit for Ceded Reinsurance.........................................................52

                         INDEX OF SCHEDULES AND EXHIBITS

Schedule 1.1 BOLI Business Agreements
Schedule 1.1(A) BOLI Contracts
Schedule 1.1(B) Destinations Annuity Contracts
Schedule 1.1(C) Intentionally Omitted
Schedule 1.1(D) Policies
Schedule 1.1(E) Post-Closing Ceding Commission
Schedule 1.1(F) Separate Accounts
Schedule 1.1(G) Guaranty Fund Assessment Methodology

Exhibit A Intentionally Omitted
Exhibit B Form of Security Trust Agreement
Exhibit C Intentionally Omitted
Exhibit D Form of Monthly Accounting
Exhibit E Calculation of Recapture Fee

                              COINSURANCE AGREEMENT

          THIS COINSURANCE AGREEMENT (this "Agreement") is made and entered into as of May 29, 2003 by and between Kemper Investors Life Insurance Company, an Illinois domiciled stock insurance company (the "Company") and Federal Kemper Life Assurance Company, an Illinois domiciled stock life insurance company (the "Reinsurer").

          WHEREAS, the Company, Kemper Corporation, Zurich Holding Company of America, Zurich Financial Services, Banc One Insurance Holdings, Inc. and Bank One Corporation have entered into a Stock and Asset Purchase Agreement, dated as of May 29, 2003 (the "Purchase Agreement"), pursuant to which, prior to the other Closing transactions contemplated by the Purchase Agreement and in accordance with Section 2.1 hereof, the Company, among other things, has agreed to enter into this Coinsurance Agreement to cede and transfer to the Reinsurer certain liabilities arising under the Policies (as defined below), the Post-Closing Policies (as defined below), and the Separate Accounts (as defined below) for the consideration specified herein and the Reinsurer has agreed to enter into this Coinsurance Agreement to reinsure such liabilities on the terms and conditions set forth herein; and

          WHEREAS, the Company desires that the Reinsurer perform certain administrative functions on behalf of the Company with respect to the Policies, the Post-Closing Policies, the Separate Accounts, the Destinations Annuity Contracts (as defined below) and the BOLI Contracts (as defined below).

          NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Reinsurer agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          1.1. Definitions. Capitalized terms used in this Agreement and not defined herein shall have the respective meanings assigned to them in the Purchase Agreement. The following terms shall have the respective meanings set forth below throughout this Agreement:

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "1940 Act" shall mean the Investment Company Act of 1940, as amended from time to time.

          "Administrative Services" means the administrative functions with respect to the Policies and Post-Closing Policies described in Section 5.3 hereof.

          "Agreement" means this Agreement.

          "Annual Statement" means the Company's 2002 convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Illinois.

          "Agents Debit Balances" means the aggregate of all Producer balances and advanced Commissions owed to the Company with respect to the Policies and Post-Closing Policies.

          "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance or code, or any written rules, regulations or administrative interpretations issued by any Government Entity pursuant to any of the foregoing, and any order, writ, injunction, directive, judgment or decree of a court of competent jurisdiction applicable to the parties hereto.

          "Arbitration Tribunal" shall have the meaning given to such term under
Section 10.2(a) of this Agreement.

          "Assigned Third Party Reinsurance Agreements" means Third Party Reinsurance Agreements that have been novated and assigned to the Reinsurer upon receipt of necessary third party consents on the same terms applicable to the Company.

          "Bank Accounts" shall have the meaning given to such term under
Section 5.10 of this Agreement.

          "BOLI Business Agreements" means the agreements set forth on Schedule
1.1 hereto as amended to include any changes to such schedule prior to the Closing Date.

          "BOLI Contracts" means the insurance contracts and policies set forth on Schedule 1.1(A) hereto, including related letter agreements, private placement memoranda and other supplementary material with respect to such contracts and policies as amended to include (i) other policies and contracts providing BOLI coverage issued by the Company prior to the Closing Date, and
(ii) the Pipeline Policies (as that term is defined in the Purchase Agreement).

          "BOLI DAC Tax Credit" means an amount equal to (A) the current period amortization deduction based on the amount capitalized under Section 848 of the Code, times (B) (i) the marginal tax rate for such period applicable to the consolidated taxable income of the group of which the Company's income and loss is includible for the relevant period, divided by (ii) 1 minus the marginal tax rate for such period applicable to the consolidated taxable income of the group of which the Company's income and loss is includable for the relevant period. The term "BOLI DAC Tax Credit" shall apply only with respect to (x) those BOLI Contracts marked with a ++ on Schedule 1.1(A) and (y) any other BOLI Contract and BOLI Business Agreement where, upon a policyholder's surrender of such contract, the Company is permitted to retain the BOLI DAC Tax Credit under the terms of the BOLI Contracts and the BOLI Business Agreements.

          "BOLI Policyholder" means policyholders, insureds and assignees under the BOLI Contracts.

          "BOLI Revenues" means (A) with respect to the BOLI Contracts that are not Pipeline Policies, the aggregate of the product of (i) the average daily Investment Value for each BOLI Contract set forth on Schedule 1.1(A) hereto, as amended, and (ii) the daily equivalent of the applicable corresponding percentage set forth next to such BOLI Contract and any changes thereto arising out of amendments to the BOLI Contracts or BOLI Business Agreements, and (B) with respect to BOLI Contracts that are Pipeline Policies, fifty percent (50%) of the amount determined for such Pipeline Policy in part (A) of this definition on and after the Closing Date.

          "BOLI Services" means the administrative functions with respect to the BOLI Contracts described in Section 5.24 hereof.

          "Book Value" shall have the meaning given to such term under the Purchase Agreement.

          "Business Day" means any day other than a Saturday, Sunday, a day on which banking institutions in the State of Illinois are permitted or obligated by Applicable Law to be closed or a day on which the New York Stock Exchange is closed for trading.

          "Ceding Commission" means $120 million minus the Market Value Adjustment.

          "Claims" shall mean any and all claims, requests, demands or notices made by or on behalf of Policyholders for the payment of death benefits, annuity benefits, partial withdrawals, surrenders, loans, returns of Premiums or any other payments or benefits alleged to be due under or in connection with the Policies or Post-Closing Policies including, without limitation, interest payable thereon in accordance with Applicable Law.

          "Closing" means the closing of the transactions contemplated by this Agreement.

          "Closing Date" means the date on which the Closing occurs.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

          "Commissions" mean all commissions, expense allowances, benefit credits and other fees and compensation payable to Producers.

          "Destinations Annuity Contracts" means those contracts and policies that are issued on the policy forms set forth on Schedule 1.1(B) hereto.

          "Destinations Service Costs" shall have the meaning given to such term under Section 5.11(c) hereof.

          "Destinations Service Period" shall be the period commencing on the Closing Date and ending on the earlier of (i) the one year anniversary of the Closing Date and (ii) thirty (30) Business Days after the Company provides written notice of termination of the Destinations Services to the Reinsurer.

          "Destinations Services" means the administrative functions with respect to the Destinations Annuity Contracts described in Section 5.25 hereof.

          "Disclosure Controls and Procedures" shall mean the definition stated in Rule 30a-2(c) under the 1940 Act with respect to the Registered Separate Accounts and Rule 13a-14(c) under the 1934 Act with respect to the Company.

          "Election Notice" means a notice given by the Company to the Reinsurer with respect to the exercise of its recapture remedy pursuant to Section 9.5 hereof.

          "Event of Default" shall have the meaning given to such term in
Section 9.4(b) hereof.

          "Extra Contractual Obligations" means all liabilities or obligations arising under or with respect to the Policies and Post-Closing Policies, whether or not incurred before or after the Closing Date, exclusive of liabilities or obligations arising under the express terms and conditions of the Policies and Post-Closing Policies and the other General Account Liabilities, but including, without limitation, any liability for fines, penalties, forfeitures, punitive, special, exemplary or other form of extra-contractual damages, which liabilities or obligations arise from any act, error or omission, whether or not intentional, negligent, or in bad faith.

          "Final Closing Balance Sheet" shall have the meaning given to such term in the Purchase Agreement.

          "Fund Agreements" shall have the meaning set forth in Section 5.4(d)(iii) hereof.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "General Account Liabilities" means all gross liabilities and obligations arising under or relating to the Policies and Post-Closing Policies, except for such liabilities and obligations specifically identified in the definition of Retained Liabilities. The General Account Liabilities shall include, without limitation, each of the following with respect to the Policies and Post-Closing Policies: (a) all liabilities for incurred but not reported claims, benefits, interest on death claims or other payments arising under or relating to the Policies and Post-Closing Policies, whether or not included within the General Account Reserves; (b) all liabilities arising out of any changes to the terms and conditions of the Policies and Post-Closing Policies mandated by Applicable Law or agreed by the parties hereto; (c) premium Taxes due in respect of Premiums received on or after the Closing Date, Way Out Premium Taxes due in respect of Premiums received before the Closing Date (except such Way Out Premium Taxes that were payable prior to the Closing Date that, as of the Closing Date, have not been paid or for which a liability has not been accrued as required by Illinois SAP on the Final Closing Balance Sheet) (in each case without giving effect to any credits due to the Company for any guaranty fund assessments paid by the Company prior to Closing), and all other Tax liabilities arising out of or relating to the Policies or Post-Closing Policies for periods commencing on or after the Closing Date (except for income Taxes imposed on the Company under Subtitle A of the Code); (d) assessments and similar charges in connection with participation by the Company or Reinsurer, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction except such amounts that, as of the Closing Date, have not been accrued for in accordance with the accrual methodology set forth in Schedule 1.1(G) on the Final Closing Balance Sheet; (e) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies or Post-Closing Policies, except such Commissions payable prior to the Closing Date that, as of the Closing Date, have not been paid or for which a liability has not been accrued as required by

Illinois SAP on the Final Closing Balance Sheet; (f) premiums, payments, fees or other consideration or amounts due under all Third Party Reinsurance Agreements, except for such amounts due prior to the Closing Date that, as of the Closing Date, have not been paid or for which a liability has not been accrued as required by Illinois SAP on the Final Closing Balance Sheet; (g) all general account liabilities for amounts payable for returns or refunds of Premiums, except for such amounts due prior to the Closing Date, that as of the Closing Date, have not been paid or for which a liability has not been accrued as required by Illinois SAP on the Final Closing Balance Sheet; (h) all Extra Contractual Obligations except for Extra Contractual Obligations that arise out of acts or omissions of the Company, its Affiliates or their respective directors, officers, employees, agents or representatives which acts or omissions occur (or in the case of omissions fail to occur) prior to the Closing Date or that arise out of the Company's breach of the terms and conditions of this Agreement on or after the Closing Date; provided, however, the General Account Liabilities shall not include (y) the Net Retained Liability or (z) the Separate Account Liabilities or general account liabilities related to amounts transferred from the Separate Accounts to the general account of the Company pending distribution to holders of the Policies and Post-Closing Policies and amounts held in the general account for the Company pending transfer to the Separate Accounts.

          "General Account Receivables" means the aggregate amount of accruals with respect to the Policies and Post Closing Policies determined in accordance with Illinois SAP and included on lines 5, 12.1, 16 and 18 of the Assets page of the Annual Statement (or comparable successor NAIC blank).

          "General Account Reserves" means the aggregate amount of policy reserves and liabilities with respect to the Policies and Post-Closing Policies determined in accordance with Illinois SAP and included on lines 1, 3, 4.1, 8,
9.4 and 19 of the Liabilities page of the Annual Statement (or comparable successor NAIC statement blank), net of inuring reinsurance under the Third Party Reinsurance Agreements, except with respect to the Company's Net Retained Liability under the Restricted Third Party Reinsurance Agreements, and the Unassigned Third Party Reinsurance Agreements (without regard to the transactions contemplated by this Agreement) less the absolute value of the accrued expense allowances recognized in the Separate Account Reserves with respect to the Policies and Post-Closing Policies, as applicable, determined in accordance with Illinois SAP and included on line of 13 of the Liabilities page of the Annual Statement (or comparable successor NAIC statement of blank).

          "Government Entity" shall mean any federal, state, local, municipal, county, foreign or other governmental, quasi-governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or other similar governmental entity (including any branch, department, agency or political subdivision thereof) or any self-regulating body of similar standing.

          "Illinois SAP" means the statutory accounting principles and practices prescribed or permitted by the Illinois Department of Insurance.

          "Income Tax Regulations" means the temporary and final regulations issued under the Code. Any citation to a section of the Income Tax Regulations includes a citation to any successor regulatory provision.

          "Interest Rate" shall have the meaning given such term in the Purchase Agreement.

          "Interest Maintenance Reserve" shall mean the Company's interest maintenance reserve as of the Closing Date excluding interest maintenance reserve as a result of the realization of the gain associated with transferring the Transferred Coinsurance Assets at Market Value rather than at Book Value.

          "Investment Value" shall, with respect to each BOLI Contract, have the meaning given to such term or substantially comparable term under the applicable private placement memorandum for such BOLI Contract.

          "KILICO Retained Investments" shall have the meaning given to such term in the Purchase Agreement.

          "Legally Required Company Actions" means any actions the Company is required by Applicable Law or Governmental Entities to take without the Reinsurer acting on its behalf.

          "Loss" shall have the meaning given to such term in Section 9.3 hereof.

          "Market Value" means as of any date:

          (i) With respect to a financial instrument, the fair value at which it could be exchanged in a current transaction between willing parties. Where available, a quoted market price by a third party broker/dealer shall be used. If such a quoted market price by a third party broker-dealer cannot be obtained, then the Market Value shall be calculated as a best estimate based on a securities industry recognized valuation technique, which technique may include the use of the quoted price of a close substitute asset, proxy or benchmark that reflects similar characteristics and risks of the financial instrument for which Market Value is being determined;

          (ii) With respect to collateral loans, the value determined using a sound and accepted valuation methodology that takes into account the prevailing yield curve and credit quality applicable to such loans; and

          (iii) With respect to the Other KILICO Assets, Book Value as of the Closing Date.

          "Market Value Adjustment" means (A) the Market Value of the Transferred Coinsurance Assets as of the Closing Date minus the Book Value of the Transferred Coinsurance Assets as of the Closing Date, times (B) the Market Value of the Transferred Coinsurance Assets as of the Closing Date divided by the Book Value of the Transferred Coinsurance Assets as of the Closing Date.

          "Monthly Accounting" shall mean a monthly accounting prepared in accordance with Illinois SAP and delivered by the Reinsurer to the Company in accordance with the provisions of Section 4.2 hereof.

          "NAIC" means the National Association of Insurance Commissioners.

          "Net Retained Liability" means (a) all liability that, under a Restricted Third Party Reinsurance Agreement, the Company is required to retain unreinsured and for its own account and all liability ceded by the Company under any Restricted Third Party Reinsurance Agreement, and (b) all liability ceded by the Company under any Unassigned Third Party Reinsurance Agreement.

          "New Investment Option" shall have the meaning set forth in Section 2.3(c) of this Agreement.

          "Non-Guaranteed Elements" means cost of insurance charges, loads and expense charges, credited interest rates, mortality and expense charges, administrative expense risk charges, variable premium rates and variable paid-up amounts, as applicable, under the Policies and Post-Closing Policies.

          "Other KILICO Assets" means (i) all of the issued and outstanding shares of the KILICO Subsidiaries, and (ii) the assets set forth on Schedule F of the Purchase Agreement.

          "Permitted Assets" shall have the meaning given to such term in
Section 9.4(a)(ii) hereof.

          "Permitted Encumbrance" shall have the meaning given to such term in the Purchase Agreement.

          "Person" means any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity of any kind or nature.

          "Policies" means all of the Company's individual fixed annuity contracts, individual and group variable annuity contracts, individual term and universal life and individual and group variable life policies together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) that:

          (i) were effected, bound or issued prior to the Closing Date;

          (ii) (A) are in force as of the Closing Date, (B) are subject to being reinstated in accordance with their terms on or after the Closing Date, or (C) are issued after the Closing Date pursuant to an exchange or conversion option existing under the terms of such policies or contracts in force as of the Closing Date; and

          (iii) are issued on the policy forms set forth on Schedule 1.1(D);

provided, however, Policies shall in no circumstances include any Destinations Annuity Contracts or BOLI Contracts.

          "Policy Loan Receivables" means the aggregate principal and accrued interest thereon of all policy loans with respect to Policies and Post-Closing Policies, determined in accordance with Illinois SAP and appropriately includable on lines 5 and 18 of the Assets page of the Annual Statement or in comparable line items in successor NAIC annual statement blanks.

          "Policyholders" means policyholders, insureds and assignees under the Policies and Post-Closing Policies.

          "Post-Closing Ceding Commission" shall mean the ceding commission specified on Schedule 1.1(E) hereto with respect to the Post-Closing Policies.

          "Post-Closing Policies" means the policies together with all related binders, slips and certificates (including applications therefor and all supplements, endorsements, riders and agreements in connection therewith) issued by the Company during the Post-Closing Policy Period pursuant to Section 5.20 of the Purchase Agreement.

          "Premiums" means premiums, considerations, deposits and similar receipts with respect to the Policies or Post-Closing Policies.

          "Premiums Receivable" means the aggregate of all Premiums receivable (including any due and deferred premiums) with respect to the Policies and Post-Closing Policies, determined in accordance with Illinois SAP and appropriately includable on lines 16 and 17 of the Assets page of the Annual Statement or in comparable line items in successor NAIC annual statement blanks.

          "Producers" shall mean any insurance producer, agency, agent, managing general agent, wholesaler, distributor, broker, solicitor, adjuster or customer representative for the Company with respect to the Policies, Post Closing Policies, BOLI Contracts or Destinations Annuity Contracts, as applicable.

          "Purchase Agreement" shall have the meaning set forth in the recitals.

          "Recapture Date" shall have the meaning set forth in Section 9.5(b) hereof.

          "Recapture Event" shall have the meaning set forth in Section 9.5(a) hereof.

          "Recapture Fee" shall have the meaning set forth in Exhibit F.

          "Registered Policy" shall mean any Policy or Post-Closing Policy that is registered pursuant to the Securities Act of 1933, as amended. The SEC file numbers for the Registered Policies are listed on Schedule 1.1(F).

          "Registered Policyholder" shall mean the owner of a Registered Policy.

          "Registered Separate Account" shall mean any Separate Account that is registered with the United States Securities and Exchange Commission as an investment company pursuant to the 1940 Act. The SEC file numbers for the Registered Separate Accounts are listed on Schedule 1.1(D).

          "Reinsurance Recoverables" means the aggregate of all amounts recoverable from reinsurers except under Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements with respect to the Policies and Post-Closing Policies, determined in accordance with Illinois SAP and appropriately includable on lines 12.1, 12.2, 12.3 and 12.4 of the Assets page of the Annual Statement (or in comparable line items in successor NAIC annual statement blanks).

          "Reinsured Liabilities" means the General Account Liabilities and the Separate Account Liabilities, in each case other than the Net Retained Liability under Policies or Post-Closing Policies; provided, however the Reinsured Liabilities shall not include any Retained Liabilities.

          "Required Balance" means an amount equal to one hundred percent (100%) of the General Account Reserves, less the Premiums Receivable and less the Policy Loan Receivables.

          "Restricted Third Party Reinsurance Agreement" means any Third Party Reinsurance Agreement under which the Company is required to maintain a portion of the liability for covered Policies for its own account and for which the Company has not received third party consent to reinsure such liabilities under this Agreement on the same terms applicable to the Company.

          "Retained Liabilities" means the Company's liabilities or obligations that are not General Account Liabilities or Separate Account Liabilities. The Retained Liabilities include, without limitation, each of the following: (a) all liabilities, obligations or indemnities expressly assumed by the Company under the terms of the Purchase Agreement, this Agreement or any Transaction Agreement; (b) premium Taxes due in respect of Premiums received before the Closing Date, (except Way Out Premium Taxes), and all other Tax liabilities arising out of or relating to the Policies or Post-Closing Policies incurred before the Closing Date; (c) assessments and similar charges in connection with participation by the Company, whether voluntary or involuntary, in any guaranty association established or governed by any state or other jurisdiction, that, as of the Closing Date, have not been accrued for in accordance with the accrual methodology set forth in Schedule 1.1(G) on the Final Closing Balance Sheet; (d) Commissions payable with respect to the Policies and Post-Closing Policies to or for the benefit of the Producers who marketed or produced the Policies or Post-Closing Policies payable prior to the Closing Date that, as of the Closing Date, have not been paid or for which a liability has not been accrued as required by Illinois SAP on the Final Closing Balance Sheet; (e) all liabilities for Claims including, without limitation, incurred but not reported Claims, arising under the Company's Net Retained Liability for the Policies or Post-Closing Policies; (f) all premiums, payments, fees or other consideration or amounts due under all Third Party Reinsurance Agreements, (other than Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements) prior to the Closing Date that, as of the Closing Date, have not been paid or for which a liability has not been accrued as required by Illinois SAP on the Final Closing Balance Sheet; (g) all premiums, payments, fees or other consideration or amounts due under all Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements; (h) all Extra Contractual Obligations that arise out of the acts or omissions of the Company, its Affiliates or their respective directors, officers, employees, agents or representatives which acts or omissions occur (or in the case of omissions fail to occur) prior to the Closing Date or that arise out of the Company's breach of the terms and conditions of this Agreement on or after the Closing Date; (i) any increase in the General Account Liabilities or decrease in Premiums caused by the Company unreasonably withholding approval or disapproving a Non-Guaranteed Element recommended by the Reinsurer under Section 2.3(a)(i) hereof; (j) any Excluded Items (as defined in the Purchase Agreement); and (k) any Taxes of the Company resulting from the transfers contemplated by this Agreement.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "Security Trust Account" means a trust account established with a Trustee for the purpose of securing the Reinsurer's obligations to the Company in accordance with Section 9.4 hereof.

          "Security Trust Agreement" means the trust agreement governing the Security Trust Account, which shall be substantially in the form of Exhibit B hereto.

          "Separate Account Annual Statement" means the Company's 2002 separate account convention form statutory annual statement, together with all required schedules and supplements thereto, as filed with the Insurance Department of the State of Illinois.

          "Separate Account Assets" means the assets held in the Separate Accounts equal to the Separate Account Liabilities as set forth on line 15 (total liabilities) of the Separate Account Annual Statement.

          "Separate Account Liabilities" means those insurance liabilities that are reflected in the Separate Accounts and that relate to the Policies and Post-Closing Policies; provided, however, the Separate Account Liabilities shall not include any Retained Liabilities.

          "Separate Account Receivables" means the aggregate amount owed by the Separate Accounts to the Company determined in accordance with Illinois SAP.

          "Separate Account Reserves" means the reserves for Separate Account Liabilities, determined in accordance with Illinois SAP.

          "Separate Account Revenues" means for all Policies and Post-Closing Policies issued in connection with the Separate Accounts, the net cash flows (including any change in the Separate Account Receivables) associated with the Separate Accounts, including, without limitation all (i) administrative expense and deposit charges deducted by the Company from the remittance of Premiums, asset charges collected, market value adjustments collected, back-end loadings collected and any other fees, charges or expenses under the Policies and Post-Closing Policies, (ii) revenues and fees received by the Company from fund managers under all participation agreements, advisory agreements and similar agreements or arrangements relating to the Separate Accounts and (iii) any other economic benefits arising out of or relating to the Separate Accounts; provided, however that Separate Account Revenues shall not include Premiums and Policy Loan Receivables.

          "Separate Accounts" means the specific separate accounts of the Company identified in Schedule 1.1(F) hereto.

          "Tax" (or "Taxes" as the context may require) shall mean any federal, state, local or foreign net income, gross income, gross receipts, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, premium, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental (including taxes under Section 59A of the Code) tax, or any other similar tax, customs duty, withholding, charge, fee, levy or other assessment, including any interest, penalty or addition imposed on such taxes by any Taxing Authority.

          "Taxing Authority" shall mean any agency or political subdivision of any foreign, federal, state, local or municipal Government Entity with the authority to impose any Tax.

          "Termination Date" shall mean the date on which this Agreement is terminated in accordance with the terms and conditions of Article XII hereof.

          "Third Party Reinsurance Agreements" means the reinsurance agreements identified on Schedule 3.15(b) to the Purchase Agreement under which the Company has ceded liabilities to reinsurers with respect to the Policies.

          "Transaction Agreement" shall have the meaning given to such term under the Purchase Agreement.

          "Transferred Coinsurance Assets" means Other KILICO Assets, Transferred Investment Assets and cash or cash equivalents having an aggregate Market Value equal to the amount as of the Closing Date of the General Account Reserves plus the Interest Maintenance Reserve less the General Account Receivables. Under no circumstances shall the Transferred Coinsurance Assets include any part of the Separate Account Assets or KILICO Retained Investments.

          "Transferred Investment Assets" shall have the meaning given to such term under the Purchase Agreement.

          "Trustee" means a bank or trust company reasonably acceptable to the parties to this Agreement, which acts as trustee of a Security Trust Account pursuant to the terms and conditions of a Security Trust Agreement; provided, however, that such bank or trust company shall not be an Affiliate of the Reinsurer and shall (a) possess assets of at least $10 billion; (b) be rated at least A1 by each of Moody's Investors Services, Inc. and A+ by Standard & Poor's Corporation; (c) be a bank or trust company that is a member of the Federal Reserve System of the United States of America; and (d) be a qualified United States financial institution as defined in Section 173.1(3)(B) of the Illinois Insurance Code.

          "Unassigned Third Party Reinsurance Agreements" means any Third Party Reinsurance Agreement for which consent required from any party to such agreement was not obtained, on the same terms applicable to the Company.

          "Underlying Fund" shall mean a management investment company registered with the SEC pursuant to the 1940 Act, or a series thereof, in which a Registered Separate Account invests to fund an investment option under a Registered Policy.

          "Way Out Premium Taxes" means premium Taxes on the Policies payable upon annuitization under Applicable Law.

                                   ARTICLE II
        BASIS OF COINSURANCE, modified coinsurance AND BUSINESS COINSURED

          2.1. Coinsurance and Modified Coinsurance. Subject to the terms and conditions of this Agreement, the Company hereby cedes to the Reinsurer as of 12:01 a.m. Central Time on the Closing Date, and the Reinsurer hereby accepts and agrees to indemnity reinsure one hundred percent (100%) of the Reinsured Liabilities, with all General Account Liabilities included in the Reinsured Liabilities being reinsured on a coinsurance basis and all Separate Account Liabilities included in the Reinsured Liabilities being reinsured on a modified coinsurance basis. This Agreement shall not continue or create any legal relationship whatsoever between the Reinsurer and Persons who own or are insured under the Policies and the Post-Closing Policies. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated, reduced or recaptured as provided herein.

          2.2. Reinstatements, Conversions and Exchanges. Upon the reinstatement of any lapsed or surrendered Policy or Post-Closing Policy, or the issuance of any exchange or converted Policy or Post-Closing Policy, such Policy or Post-Closing Policy shall be automatically reinsured hereunder. If the Company collects Premiums in arrears from a Policyholder of a reinstated Policy or Post-Closing Policy, the Company shall pay to the Reinsurer all Premiums so collected.

          2.3. Certain Recommendations.

          (a) From and after the Closing Date and during the term of this Agreement, the Reinsurer may make recommendations to the Company with respect to

          (i) the Non-Guaranteed Elements of the Policies and the Post-Closing Policies;

          (ii) the reserving methodology related to the Policies and the Post-Closing Policies (including changes required by Applicable Law, GAAP or Illinois SAP); and

          (iii) with respect to those Policies and Post-Closing Policies that are issued in connection with the Separate Accounts, the addition or substitution of investment options to the extent permitted under the terms of such Policies and Post-Closing Policies (a "New Investment Option").

          (b) The Company shall set all Non-Guaranteed Elements, reserves and, as applicable, New Investment Options for the Policies and the Post-Closing Policies, taking into account the Reinsurer's recommendations with respect to the setting of such items. The Company shall, within a commercially reasonable period after receipt (which in no case shall exceed ten (10) Business Days for Non-Guaranteed Elements and Reserves and thirty (30) days for New Investment Options), provide the Reinsurer with written notice of the Company's election to approve or disapprove the Reinsurer's recommendations as to Non-Guaranteed

Elements, reserves and New Investment Options which approval shall not be unreasonably withheld; provided, however, the Company shall be deemed to have unreasonably withheld its approval if it fails to approve the Reinsurer's recommendations with respect to Non-Guaranteed Elements where, along with the recommendation, the Reinsurer has provided the Company with (i) a statement from the Reinsurer's general counsel that such recommendation complies with Applicable Law and the terms of the applicable Policies or Post Closing Policies, and (ii) a statement from the Reinsurer's chief actuary that such recommendation complies with ASOP No.1. If the Company approves such recommendations, the Company shall, at the Reinsurer's expense, use commercially reasonable efforts to effect the Reinsurer's recommendations, including entering into new agreements with investment managers.

          2.4. Reserves. On and after the Closing Date, the Reinsurer shall establish and maintain as a liability on its statutory financial statements reserves for the Policies and the Post-Closing Policies ceded hereunder, calculated consistent with (a) Illinois SAP; and (b) otherwise in accordance with sound actuarial principles and any valuation bases and methods of determining reserves as provided in the forms of Policies and Post-Closing Policies. The Reinsurer shall provide the Company, not less than annually, with copies of all actuarial opinions and actuarial memoranda and all reserve evaluations pertaining to the reserves for the Policies and Post-Closing Policies, including, without limitation, any actuarial opinions and reserve evaluations performed by independent actuaries, auditors or other outside consultants. At the option of the Company, the Company may, at its own cost at any time following the Closing, examine the books and records with respect to the Policies and Post-Closing Policies maintained by the Reinsurer and review its reserve procedures. If the results of such examination are not reasonably satisfactory to the Company, the Reinsurer shall obtain and deliver to the Company an actuarial opinion as to the adequacy of the reserves, produced by an independent actuary who is a member of the American Academy of Actuaries acceptable to the Company. If such actuarial opinion reasonably indicates an inadequacy in the reserves or in the Reinsurer's reserve procedures the Reinsurer shall be responsible for the cost and expense of such actuarial opinion and shall promptly adjust the amount of the reserves and implement appropriate changes to its reserve procedures. If such actuarial opinion does not indicate an inadequacy in the reserves or the Reinsurer's reserve procedures, the Company shall be responsible for the cost and expense of such actuarial opinion and the Reinsurer shall not be required to implement any adjustment in the amount of the reserves or any change in reserve procedures.

          2.5. Separate Account Reserves. The Company and the Reinsurer acknowledge and agree that the Separate Account Reserves will not be transferred to the Reinsurer in connection with the transaction contemplated under this Agreement and that the Company shall retain, maintain, control and own all Separate Account Assets and Separate Account Reserves.

          2.6. Policy Changes or Reductions. In the event of a change in the provisions or conditions of a Policy or a Post-Closing Policy or the assumptions and methods used to establish the General Account Reserves or the Separate Account Reserves, the Reinsurer shall share proportionately (i) on a 100% coinsurance basis, in any changes in the terms or conditions of any Policies or Post-Closing Policies or changes in the assumptions and methods used to establish the General Account Reserves and (ii) on a 100% modified coinsurance basis, in any changes in the terms or conditions of any Policies or Post-Closing Policies or changes in the assumptions and methods used to establish the Separate Account Reserves (provided, in each case, that such change is not in violation of Section 5.3 hereof), a corresponding change in the related coinsurance and appropriate cash adjustments shall be made consistent with the policy change rules of the Company.

                                  ARTICLE III.
                               TRANSFER OF ASSETS

          3.1. Transfer of Assets at Closing and Balance Sheets.

          Pursuant to the terms of the Purchase Agreement, on the Closing Date, the Company shall sell, assign and transfer to the Reinsurer the Transferred Coinsurance Assets minus the Ceding Commission pursuant to Section 2.3(g) of the Purchase Agreement and subject to a post closing adjustment pursuant to Section
2.4 of the Purchase Agreement.

          3.2. Additional Consideration. (a) As additional consideration for Reinsurer entering into this Agreement, the Company hereby, transfers, conveys, assigns and delivers to the Reinsurer free and clear of all claims, liens, interests or encumbrances other than Permitted Encumbrances, the following items received by or on behalf of the Company after the Closing with respect to the Policies and Post-Closing Policies except to the extent such amounts are necessary to pay the Company's obligations for Net Retained Liability under Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements; provided, however, that the Company shall assign to the Reinsurer, Premiums, Premiums Receivables, Policy Loan Receivables and Reinsurance Recoverables with respect to Unassigned Third Party Reinsurance Agreements and Restricted Third Party Reinsurance Agreements only for the purpose of performing the Administrative Services set forth in Section 5.3(l) hereof:

          (i) Premiums;

          (ii) Premiums Receivable;

          (iii) Policy Loan Receivables;

          (iv) Reinsurance Recoverables;

          (v) Agents Debit Balances;

          (vi) Separate Account Revenues; and

          (vii) all other fees, charges and amounts, including, without limitation, payments of policy loan principal and interest.

          (b) The Company agrees to execute and deliver to the Reinsurer any further instruments or assurances that the Reinsurer may reasonably request for more effectual vesting of the Reinsurer's right, title and interest in the items set forth in Section 3.2(a) above with the exception of Premiums for Policies and Post-Closing Policies covered by the Separate Accounts. Such action shall include, without limitation, the Company's execution and delivery of any financing statements reasonably requested by the Reinsurer to the extent that it may appear appropriate to the Reinsurer to file such financing statements under Article 9 of the Uniform Commercial Code. However, (i) upon the expiration of the duration of this Agreement as set forth in Section 12.1 hereof, (ii) upon the occurrence of a Recapture Event, or (iii) in the event that it shall be determined in accordance with Article IX hereof that the Company is entitled to retain or receive the benefits of, or that the Reinsurer is not otherwise entitled to, the foregoing items set forth in Section 3.2(a) or any portion thereof, then the Reinsurer shall, at its expense and upon the request of the Company, execute and deliver to the Company any instruments or assurances that the Company may reasonably request to evidence the Company's right, title and interest in any such items or portion thereof. Such action shall include, without limitation, the Reinsurer's execution and delivery to the Company of any proper instrument or instruments reasonably requested by the Company to the extent that it may appear appropriate to the Company (including Uniform Commercial Code termination statements) to evidence the foregoing.

          (c) The Company will promptly endorse and remit to the Reinsurer any Premiums, loan repayments and other amounts under the Policies or Post Closing Policies received by the Company on or after the Closing Date. The Company shall treat any such amounts as the property of the Reinsurer to be held for the sole benefit of the Reinsurer.

          3.3. Ceding Commission. For each Post-Closing Policy issued by the Company, the Reinsurer shall pay to the Company the Post-Closing Ceding Commission.

                                   ARTICLE IV.
                       RESERVE ADJUSTMENTS AND ACCOUNTINGS

          4.1. Modified Coinsurance Adjustment on Separate Account Business. With respect to the Policies and Post-Closing Policies issued in connection with the Separate Accounts, if as of the month's end reflected in a Monthly Accounting, the amount reflected on the Summary of Operations of the Company's Annual Statement (or comparable successor NAIC annual statement blank), Line 26 (Net transfers to or (from) Separate Accounts) related to the Policies and the Post-Closing Policies is greater than the amount reflected on Line 8.1 (Income from fees associated with investment management, administration and contract guarantees from Separate Accounts) related to the Policies and Post-Closing Policies, the excess shall be credited by Reinsurer to the Company on the Monthly Accounting. If the amount reflected on Line 8.1 related to the Policies and Post-Closing Policies is greater than the amount reflected on Line 26 related to the Policies and Post-Closing Policies, the excess shall be credited by the Company to the Reinsurer on the Monthly Accounting.

          4.2. Monthly Accountings. On a monthly basis, commencing with the month in which the Closing Date occurs, the Reinsurer shall provide the Company with a Monthly Accounting as of the end of each calendar month, no later than fifteen (15) Business Days after the end of such month; provided, however, that the Reinsurer shall deliver the final Monthly Accounting no later than fifteen
(15) Business Days after the Termination Date; provided, further, that in the event that subsequent data or calculations require revision of the final Monthly Accounting, the required revision and any appropriate payments shall be made in cash by the parties five (5) Business Days after they mutually agree as to the appropriate revision. The Reinsurer shall provide each Monthly Accounting in the form attached as Exhibit D hereto.

          4.3. Monthly Payments. If a Monthly Accounting reflects a balance due the Company and/or the Security Trust Account, if applicable, the amount(s) shown as due shall be paid within five (5) Business Days of the delivery of the Monthly Accounting. If (a) a Monthly Accounting reflects a balance due the Reinsurer or the Security Trust Account, if applicable, and (b) the Company does not object to the Monthly Accounting within five (5) Business Days of its delivery, the amount(s) shown as due shall be paid within five (5) Business Days after the date on which the Monthly Accounting was delivered. Any dispute over any amount shown on a Monthly Accounting that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X.

          4.4. Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment at the Interest Rate. For purposes of this Section 4.4, a payment will be considered overdue, and such interest will begin to accrue, on the date which is five (5) Business Days after the date such payment is due.

          4.5. Offset Rights. Any debts or credits incurred on and after the Closing Date in favor of or against either the Company or Reinsurer with respect to this Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

                                   ARTICLE V.
                   POLICY AND SEPARATE ACCOUNT ADMINISTRATION

          5.1. Appointment and Acceptance of Appointment. Except as expressly provided herein, or unless specifically required by Applicable Law, the Company hereby appoints the Reinsurer, on an exclusive basis and (except as otherwise provided in section 5.25 with respect to the duration of the Destinations Services) for the period specified in Section 5.19 hereof, to provide (a) administrative services with respect to (i) the Policies and Post-Closing Policies and (ii) the Separate Accounts, in each case, as of the Closing Date, including, without limitation, the administrative services specified in Section
5.3 hereof (collectively, the "Administrative Services"), (b) with respect to the BOLI Contracts the services specified in Section 5.24 hereof as of the Closing Date, (collectively the "BOLI Services"); and (c) the Destinations Services as of the Closing Date, and the Reinsurer hereby accepts such appointment and agrees to perform or cause to be performed such Administrative Services, BOLI Services and Destinations Services.

          5.2. Notification of Policyholders. The Reinsurer agrees to send to all Policyholders and Producers a written notice, prepared by the Reinsurer and reasonably acceptable to the Company, advising that the Reinsurer has been appointed by the Company to provide the Administrative Services. The Reinsurer shall send such notice, by first class U.S. mail, at its own expense, within thirty (30) calendar days following the Closing Date.

          5.3. Administrative Services. From and after the Closing Date, the Reinsurer agrees to perform all Administrative Services and is authorized to do so in the name (subject to Section 5.13 hereof and Section 5.8 of the Purchase Agreement) or on behalf of the Company where appropriate; provided, however, that its performance of the Administrative Services shall comply with, and be subject in all events to, all Applicable Laws, the terms and conditions of the

Policies and Post-Closing Policies and the provisions of all actuarial, rating or other filings with Governmental Entities relating to the Policies and Post-Closing Policies made by or on behalf of the Company; provided, further, that in the case of all Administrative Services which constitute Legally Required Company Actions, the Reinsurer shall comply with Section 5.6. Except for Legally Required Company Actions, Retained Liabilities or unless specifically provided for in this Agreement, the Company shall not be obligated to provide any services and agrees not to take any actions, relating to the Policies, Post-Closing Policies or the Separate Accounts. The Administrative Services include, without limitation, the following:

          (a) preparing and mailing all necessary and appropriate Policyholder statements, reports and communications including, without limitation, (i) Premium notices to Policyholders at a reasonable time in advance of applicable due dates; (ii) advance notice of potential lapse of the Policyholder's coverage; (iii) in force reprojections as requested by a Policyholder; (iv) annual policy statements; (v) confirmation statements; (vi) lapse notices; and
(vii) illustrations for Post-Closing Policies;

          (b) collecting Premiums, loan repayments and loan interest and other amounts due under the Policies and Post-Closing Policies, including but not limited to such amounts paid through Producers and other persons or institutions that receive remittances with respect to the Policies and Post-Closing Policies;

          (c) receiving, processing, investigating and evaluating Claims filed by or on behalf of Policyholders, paying such Claims in accordance with the terms and conditions of the Policies and Post-Closing Policies and Applicable Law or proposing, in accordance with the terms and conditions of Policies and Post-Closing Policies and Applicable Law to deny such Claims, in whole or part,
(i) within a reasonable time after receipt of all documentation reasonably required to evaluate Claims relating to the general account portion of a Policy or Post Closing Policy, and (ii) within the time period specified in the applicable contract with respect to Claims for withdrawals from the Separate Account under a Policy or Post-Closing Policy, or, in the case of either clause
(i) or (ii) above, within any shorter time period required by Applicable Law; provided, however, that the Reinsurer may make such further investigation of the Claim as may be necessary or appropriate under Applicable Law;

          (d) providing claimants and as permitted by Applicable Law, representatives of Policyholders with written notice of approval or disapproval of Claims, including, in the case of disapproval, a specific explanation of the reasons for the denial of the Claim as required by Applicable Law, and discharging other contractual obligations under the Policies and Post-Closing Policies;

          (e) providing usual and customary services for Policyholders, including, without limitation, processing loans and loan requests under the Policies and Post-Closing Policies, providing information concerning the Policies and Post-Closing Policies, and processing assignments, waivers of premium, transfers, non-forfeitures, lapses, reinstatements, cancellations, conversions or other changes provided for under the Policies and Post-Closing Policies;

          (f) processing all necessary Policyholder Tax reporting, customer notifications and collection in connection with the Policies and Post-Closing Policies and the Separate Accounts, including, without limitation, (i) the preparation of all Form 1099s and compliance with any and all applicable withholding and Tax reporting requirements of the Tax laws in connection with payments of benefits and any other amounts due under the Policies and Post-Closing Policies; (ii) notifications to customers concerning Tax matters together with available options; and (iii) administration and testing of the Policies and Post-Closing Policies to assure compliance with all applicable Tax requirements including, but not limited to, Sections 101(f), 817, 7702 and 7702A of the Code; provided, however, such administration and testing obligation is not intended to limit Reinsurer's indemnification rights under Section 6.3(a)(iv) of the Purchase Agreement for any Loss in connection with or arising from any breach of any representations or warranties under Section 3.17(c)(v or vi) of the Purchase Agreement;

          (g) complying with any and all Applicable Laws that are material with respect to the Administrative Services; provided, however, the Reinsurer's obligations with respect to all statutory insurance reporting requirements and tax filing requirements shall be governed by Section 5.6;

          (h) calculating and paying all Commissions to Producers entitled thereto, if any;

          (i) with respect to the Policies and Post-Closing Policies, providing to the Company all information necessary to comply with any and all withholding and Tax reporting requirements of the Tax laws in connection therewith;

          (j) monitoring and complying, as applicable, with all applicable licensing requirements relating to the Reinsurer, appointing Producers for the Policies and Post-Closing Policies as required by Applicable Law and monitoring the performance and licensing of all Producers with respect to the Policies and Post-Closing Policies to the extent required by Applicable Law;

          (k) terminating a Producer's authority and agreements with such Producers with respect to the Policies and Post-Closing Policies;

          (l) preparing all accounting and actuarial information related to the Policies and Post-Closing Policies and the Separate Accounts that is necessary for the Company to timely meet Illinois SAP, Tax, or GAAP accounting requirements (other than discretionary calculations under GAAP), including, but not limited to, preparation of quarterly and annual financial statement data in a format mutually agreed to by the parties, for the Company to prepare the Company's Illinois SAP and GAAP financial statements and delivery of such data in a form usable by the Company within thirty (30) calendar days after the end of each calendar quarter or year, as applicable;

          (m) administering all Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements including, without limitation, taking all steps necessary to maintain such reinsurance coverage, paying all reinsurance premiums, collecting all reinsurance recoverables due the Company thereunder and enforcing all rights of the Company under the Restricted Third Party Reinsurance Agreements and Unassigned Third Party Reinsurance Agreements;

          (n) providing the Company with all accountings and other information pursuant to the terms of this Agreement;

          (o) maintaining the Company's current (i.e., as of Closing) rate and form filings for the Policies and Post-Closing Policies with Governmental Entities; provided, however, that the Reinsurer shall have the authority to make changes to the Company's rates or forms in accordance with Section 5.8;

          (p) making recommendations to the Company with respect to (i) the Non-Guaranteed Elements of the Policies and Post-Closing Policies; (ii) the reserving methodology related to the Policies and Post-Closing Policies (including changes required by Applicable Law, GAAP or Illinois SAP) and (iii) a New Investment Option;

          (q) handling all regulatory compliance and market conduct matters in accordance with Section 5.18;

          (r) performing all services and functions set forth in Section 5.4 hereto;

          (s) subject to prior review and consent by the Company and to the provisions of Section 5.4 hereto, complying with Securities and Exchange Commission filing and other regulatory requirements applicable to those Policies and Post-Closing Policies which are registered products;

          (t) consulting with the Company and providing all financial, accounting and other data reasonably requested by the Company (i) regarding cash flow testing for the Policies and Post-Closing Policies subject to the Coinsurance Agreement; and (ii) establishing the recommended Non-Guaranteed Elements;

          (u) maintaining a post office box or other commercially reasonable alternative for the purpose of receiving and collecting correspondence related to the administration of the Policies and Post-Closing Policies;

          (v) fulfilling all escheat filing responsibilities to any Governmental Entity or other Person relating to the Policies and Post-Closing Policies;

          (w) managing all investments in the Company's non-unitized separate accounts;

          (x) responding to Policyholder complaints relating to Policies and Post-Closing Policies in accordance with Applicable Laws;

          (y) with respect to the Separate Accounts that are not Registered Separate Accounts to the extent they relate to the Policies, updating and finalizing disclosure documents and related materials for distribution to high net worth customers.

          5.4. Services With Respect to Registered Separate Accounts and Registered Policies.

          (a) Legal Compliance. The Reinsurer shall perform all services necessary to maintain the compliance in all material respects of the Registered Policies and the operations of the Registered Separate Accounts to the extent they relate to such Registered Policies with applicable securities law requirements until termination of the Administrative Services pursuant to
Section 5.20 of this Agreement. This obligation shall not include the following services, which shall be the responsibility of the Company:

          (i) The preparation of annual audited financial statements of the Registered Separate Accounts of the Company;

          (ii) The preparation and filing with the SEC of quarterly and annual reports as required under the 1934 Act;

          (iii) The preparation and filing with the SEC of an annual report on Form N-SAR with respect to each Registered Separate Account, in accordance with 30a-1 under the 1940 Act;

          (iv) The preparation and filing with the SEC of an annual notice of securities sold on Form 24F-2 with respect to each Registered Separate Account, in accordance with Rule 24f-2 under the 1940 Act.

          (b) Additional Services Relating to Legal Compliance.

          (i) Subject to the consent of the Company, which will not be unreasonably withheld, the Reinsurer, on behalf of the Company, shall prepare and file such post-effective amendments and supplements to the registration statements for the Registered Policies and Registered Separate Accounts to the extent they relate to such policies, as may be necessary to keep such registration statements in effect and current for such periods as such filings are required under Applicable Law or then current SEC written interpretation. Subject to the consent of the Company, which shall not be unreasonably withheld, the Reinsurer, on behalf of the Company, may respond to any SEC comment on such post-effective amendments and supplements. Where a filing is required under Applicable Law to be signed by an officer or director of the Company, the Company shall cooperate in a timely manner in obtaining such person's signature. The Reinsurer shall provide the Company with such information as the signatory may reasonably require to confirm that the filing is accurate and complete in all material respects. The Company shall provide the Reinsurer such information regarding the Registered Separate Accounts to the extent they do not relate to the Registered Policies as is required to be included in any such filing. The Company shall certify to the Reinsurer the accuracy of such information.

          (ii) The Reinsurer shall provide the Company with such reports and information concerning the Administrative Services as may be reasonably required to enable the Company to prepare and file the following reports and notices with the SEC for such periods as such filings are required under applicable law or then current SEC written interpretations:

          (A) An annual report on Form N-SAR with respect to each Registered Separate Account, in accordance with 30a-1 under the 1940 Act.

          (B) An annual notice of securities sold on Form 24F-2 with respect to each Registered Separate Account, in accordance with Rule 24f-2 under the 1940 Act. If a registration fee is required to be paid to the SEC with a Form 24F-2 notice, pursuant to Rule 24f-2 under the 1940 Act, the Reinsurer shall pay a share of such fee equal to the ratio of net unit sales of such Registered Separate Account attributable to Registered Policies divided by the total net unit sales of such Registered Separate Account.

          (C) SEC quarterly and annual reports with respect to the Company as required under the 1934 Act.

          (iii) To the extent the Reinsurer initiates a change in the Registered Policies or Registered Separate Accounts to the extent permitted under this
     Section 5.4, or otherwise deems it necessary or appropriate, the Reinsurer shall at its own expense prepare an SEC exemptive application, no-action letter or other regulatory filing necessary to reflect or implement such change.

          (iv) Subject to the oversight and control of the Company, the Reinsurer shall establish and maintain Disclosure Controls and Procedures with respect to the Administrative Services. The Reinsurer shall cooperate with the Company in implementing such Disclosure Controls and Procedures. The Reinsurer shall provide the Company with reasonable access to its personnel, books and records, and such other information as the Company may deem necessary to enable its designated officers to evaluate the effectiveness of such Disclosure Controls and Procedures in accordance with Rule 30a-2(b)(4)(ii) under the 1940 Act, with respect to the Registered Separate Accounts, and Rule 13a-15(b) under the 1934 Act, with respect to the Company. In addition, the Reinsurer shall provide the Company with such other reports and information concerning the Administrative Services as may be necessary for the designated officers of the Company to certify the Registered Separate Accounts' Form N-SAR filings as required by Rule 30a-2 under the 1940 Act and to certify the Company's Forms 10-K and 10-Q filings as required by Rule 13a-4 under the 1934 Act. Thirty (30) days after the end of each calendar quarter the Reinsurer shall provide the Company with a certification of its compliance with the then applicable Disclosure Controls and Procedures.

          (v) The Reinsurer shall provide any legal support services needed to carry out its responsibilities under this Agreement with respect to the Registered Policies and the Registered Separate Accounts to the extent they relate to the Registered Policies. The Reinsurer shall handle, or cooperate with the Company in handling, any regulatory compliance matters relating to the Registered Policies or the Registered Separate

     Accounts to the extent they relate to the Registered Policies arising from or relating to events after the Closing Date, including without limitation responses to any regulatory inspection or any regulatory inquiry relating to transactions arising after the effective date of this Agreement.

          (vi) Subject to the oversight of the Company, the Reinsurer shall establish and maintain compliance procedures to monitor that the Administrative Services are provided in compliance in all material respects with applicable provisions of the securities laws and the Code. The Reinsurer shall take prompt steps to correct any material errors or deficiencies found through such procedures or otherwise. The Reinsurer shall certify to the Company quarterly in writing that it has complied in all material respects with these requirements.

          (vii) The Reinsurer shall process complaints relating to Registered Policies in accordance with Applicable Law. The Reinsurer shall maintain logs and other records of such complaints and the disposition thereof as required under Applicable Law. The Reinsurer shall investigate and resolve such complaints promptly. The Reinsurer shall promptly notify the distributor of the Registered Policies of any complaint relating to such Policies. The Reinsurer shall cooperate with the distributor in the investigation and resolution of such complaints.

          (c) Accounting.

          (i) The Reinsurer shall prepare and maintain full and accurate accounting records and process accounting transactions relating to the Registered Policies, including transactions of the Registered Separate Accounts relating to the Registered Policies, in accordance with GAAP.

          (ii) The Reinsurer shall prepare and maintain all books and records required to be maintained by the Registered Separate Accounts with respect to the Registered Policies under Applicable Law, including without limitation Section 31 of the 1940 Act and applicable rules thereunder. The Reinsurer shall keep such records for the periods required under Applicable Law. Such records shall be the property of the Company and the Reinsurer shall provide such records to the Company promptly upon request in accordance with Rule 31a-3 under the 1940 Act.

          (iii) The Reinsurer shall calculate policy values, benefits and unit values with respect to the Registered Policies in accordance with the terms of the Registered Policies, the then current prospectuses for the Registered Policies, and Applicable Law.

          (iv) The Reinsurer shall provide the Company with such reports and other information relating to the Administrative Services as may be reasonably necessary to enable the Company to prepare quarterly and annual financial statements for the Company and annual statements for the Registered Separate Accounts, all in accordance with GAAP.

          (v) The Reinsurer shall cooperate with the Company and the independent auditors selected by the Company in their conduct of the annual audit of the financial statements of the Company and the Registered Separate Accounts. The Reinsurer shall provide the auditors with access to the books and records maintained hereunder and with such other information as the auditors may deem relevant to the audit. The Reinsurer shall bear such portion of the cost of the audit of the Registered Separate Accounts as the Reinsurer and the Company may agree.

          (vi) The Reinsurer shall provide the Company with such information as the Company's Audit Committee may reasonably deem necessary to determine whether an auditing firm is "independent" under applicable securities law.

          (d) Relationship with the Underlying Funds.

          (i) The Reinsurer shall be responsible for servicing and maintaining relationships with the Underlying Funds with respect to the Registered Policies. The Reinsurer may discontinue the purchase of shares of an Underlying Fund for one or more classes of Registered Policies as permitted under and in accordance with Applicable Law and the terms of the affected Registered Policies. However, the Reinsurer may not terminate a Registered Separate Account's relationship with an Underlying Fund without the Company's consent, (which will not be unreasonably withheld) unless Registered Policies are the only policies offered through such Registered Separate Account for which such Underlying Fund funds an investment option.

          (ii) Subject to the consent of the Company, which will not be unreasonably withheld, the Reinsurer may (a) substitute shares of new or existing Underlying Funds for the shares of one or more of the Underlying Funds attributable to investment under Registered Policies; or (b) combine, or eliminate subaccounts of the Registered Separate Accounts attributable to investment under Registered Policies. Any such transaction shall be effected as permitted and in accordance with applicable law and the terms of the affected Registered Policies. The Company shall cooperate in effecting such changes.

          (iii) In administering the Registered Policies, the Reinsurer shall have the power to exercise the Company's rights under the participation agreements and any service or other agreement between the Company and the Funds, their advisers, or any other affiliate governing transactions with respect to the Registered Policies (the "Fund Agreements"). Among other things, the Reinsurer is authorized to aggregate and place orders to purchase and redeem Underlying Fund shares as necessary to effectuate the instructions of Policyholders and to pay benefits under the Registered Policies.

          (iv) The Company shall cooperate with the Reinsurer so as to enable the Reinsurer to receive separate notification of the Underlying Funds' net asset value per share, distributions, and other information necessary for the administration of the Registered Policies, at the times and in the manner that such notification is to be provided to the Company under the participation agreements.

          (v) Any fees due the Company from the Underlying Funds or any affiliate under the Fund Agreements in connection with investment by Registered Separate Accounts attributable to Registered Policies shall be paid to the Reinsurer.

          (vi) The Reinsurer shall monitor compliance by the Underlying Funds with provisions of the Code relating to variable life insurance policies and variable annuity contracts. The Reinsurer shall notify the Company promptly upon receiving notice of any deficiency in Code compliance by an Underlying Fund.

          (e) Policyholder Servicing.

          (i) The Reinsurer shall deliver to Policyholders prospectuses and statements of additional information for Registered Policies and Underlying Funds, as required under the Registered Policies and Applicable Law.

          (ii) The Reinsurer shall forward to Policyholders proxy statements, periodic reports, and other communications from the Underlying Funds. Periodic reports of the Underlying Funds shall be delivered in accordance with Rule 30e-2 under the 1940 Act.

          (iii) The Reinsurer shall provide for personnel and equipment to provide personal contact and communications with Policyholders and beneficiaries of Registered Policies. All such personnel shall have appropriate insurance and securities licenses, as necessary.

          (iv) The Reinsurer shall provide a toll free number which Policyholders and beneficiaries of Registered Policies may call for information.

          (v) The Reinsurer shall process claims and premium payments and implement Policyholder instructions as to allocation of premiums and policy values and the exercise of rights under the Registered Policies.

          (vi) The Reinsurer shall have the power to exercise the Company's rights under contracts with custodians, transfer agents and others with respect to the Registered Policies and the Registered Separate Accounts to the extent they relate to the administration of the Registered Policies.

          (vii) Notwithstanding any other provision of this Agreement, the Reinsurer shall process premium payments, claims and other transactions under Registered Policies in accordance with the relevant Registered Policy, Applicable Law, and the then current prospectus and/or statement of additional information for such Policy, as it may be amended from time to time.

          (f) Sales and Distribution Compliance.

          (i) The Reinsurer shall cooperate with the distributor for the Registered Policies in the performance of its duties. The Reinsurer shall provide such reports reasonably requested by the distributor as may be necessary for the distributor to carry out its duties and comply with its regulatory responsibilities.

          (ii) The Reinsurer, on behalf of the distributor, shall prepare and send to Policyholders confirmations of transactions under Registered Policies and periodic statements, in compliance with and to the extent required by Rule 10b-10 under the Securities and Exchange Act of 1934, as amended.

          (iii) Subject to Section 5.23 hereof, the Reinsurer may arrange for an Affiliate appropriately registered with the Securities and Exchange Commission as a broker-dealer to provide any of the foregoing services, to the extent that such service may only be provided by a registered broker-dealer or a registered representative of such a broker-dealer.

          (iv) The Reinsurer shall separately account for any commission payable with respect to the Registered Policies and shall pay such commissions, on behalf of the distributor, in accordance with Applicable Law and SEC interpretations.

          5.5. Claims Review and Litigation.

          (a) In accordance with procedures agreed to from time to time by the Company and the Reinsurer, the Reinsurer shall promptly notify the Company if it proposes to deny any Claim under the Policies or Post-Closing Policies. If the Company requests additional information concerning such a Claim, the Reinsurer shall promptly provide the Company with a copy of its Claim file and any other information concerning the Claim reasonably requested in writing by the Company.

          (b) The Reinsurer shall immediately notify the Company in writing of any litigation that has been instituted or threatened in writing with respect to
(i) any denied Claim or any claim-handling regardless of whether the Claim was paid or denied; or (ii) any other matter relating to a Policy or Post-Closing Policy or the Reinsurer's administration thereof. Such notice shall include a report summarizing the nature of the threatened or pending litigation, the alleged actions or omissions giving rise to such litigation or threatened litigation and copies of any files that the Company may reasonably require in order to review such litigation.

          (c) The Reinsurer shall sue or defend, at its own expense and in the name of the Company when necessary (subject to Section 5.13 hereof), any action brought upon a Policy or Post-Closing Policy; provided, however, the Reinsurer's defense of any such action shall not affect its indemnification rights under the Purchase Agreement, nor limit the Company's rights under the indemnification provisions of the Purchase Agreement to participate or associate in such defense. The Reinsurer shall make recommendations to and consult with the Company concerning its litigation strategy or settlement plans with respect to any such action. The Company shall have the right, at its own expense, to engage its own separate legal representation in any litigation in which the Company is a named party; provided, however, that the Reinsurer shall exercise control and direction over litigation defended pursuant to this Section 5.5(c) and shall have the authority to settle or consent to judgment in any such litigation subject to obtaining the Company's prior consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Reinsurer shall have the authority to settle or consent to judgment in any litigation without the Company's consent if (i) all settlement amounts with respect thereto are Reinsured Liabilities; (ii) the settlement or judgment does not impose equitable remedies on the Company or involve any restriction or condition which could reasonably be expected to have a material adverse effect on the Company or its Affiliates or on any business of the Company or its Affiliates; and (iii) the Reinsurer obtains a complete release of, or a dismissal with prejudice of claims, against the Company with respect to such litigation.

          (d) Reinsurer shall promptly notify the Company of Claims made under the Policies or Post Closing Policies that involve Retained Liabilities. The parties shall mutually agree on an appropriate response to any Claims under the Policies or Post Post-Closing Policies that involve both Retained Liabilities and Reinsured Liabilities and hereby agree to cooperate and coordinate in resolving any and all such Claims. Notwithstanding anything in this Agreement to the contrary, without the Company's prior written consent, the Reinsurer shall not pay any portion of or settle any Claim involving Retained Liabilities or admit liability on the part of the Company with respect to such Claim.

          5.6. Legally Required Company Actions. The Reinsurer will give the Company timely notice of any Legally Required Company Actions, including, without limitation, filings with insurance regulators, other Governmental Entities and guaranty associations and filings and premium and other Tax returns with taxing authorities, which, in each case, relate to the Policies and Post-Closing Policies, and the Separate Accounts. The Reinsurer will, reasonably prior to the date on which such filings are required, provide to the Company all information with respect to the Policies and Post-Closing Policies and the Separate Accounts that may be required for the Company to prepare such filings and Tax returns in a timely fashion. However, all such information necessary for the preparation of any federal or state income Tax return will be provided no later than May 31st following the end of the taxable year. In addition, the Reinsurer will be responsible for complying with all applicable reporting, withholding and disclosure requirements under the Code and state and local Tax laws with respect to the Policies and Post-Closing Policies and the Separate Accounts, and the Company will cooperate with the Reinsurer to the extent necessary to allow the Reinsurer to fulfill its responsibilities.

          5.7. Power of Attorney. Subject to the provisions of Section 5.5(c) of this Agreement regarding the handling of claims involving Retained Liabilities and consistent with the terms, limitations and restrictions of this Agreement, the Company does hereby appoint and name the Reinsurer, acting through its authorized officers and employees, as the Company's lawful attorney in fact with respect to the rights, duties, privileges and obligations of the Company and the Separate Account(s), respectively, relating to the Policies and Post-Closing Policies, (i) to do any and all lawful acts that the Company and the Separate Account(s) might have done with respect to the Policies and Post-Closing Policies, and (ii) to proceed by all lawful means (A) to perform any and all of the Company's obligations under the Policies and Post-Closing Policies, (B) to enforce any right and defend against any liability arising under the Policies and Post-Closing Policies on or after the Closing Date, (C) to sue or defend (in the name of the Company, when necessary) any action arising under the Policies and Post-Closing Policies on or after the Closing Date, (D) to collect any and all sums due or payable to the Company under the Policies and Post-Closing Policies and to quit and release for same, (E) to collect any and all Premiums due or payable under the Policies and Post-Closing Policies through any automatic charge authorizations or otherwise of persons who own or hold Policies and Post-Closing Policies, (F) to sign (in the Company's name, when necessary) vouchers, receipts, releases and other papers in connection with any of the foregoing matters, (G) to request rate and form changes for the Policies and Post-Closing Policies pursuant to Section 5.8 hereof, (H) to undertake the necessary duties in connection with payment of Commissions in connection with the Policies and Post-Closing Policies and Destinations Annuity Contracts; (I) to manage the investments in the Company's non-unitized separate accounts; and
(J) to do everything lawful in
connection with the satisfaction of the Reinsurer's obligations and the exercise of its rights under this Agreement.

          5.8. Subsequent Rate and Form Filings. Subject to the Company's rights as set forth in Section 5.6 hereof, Reinsurer shall have the authority to make filings with applicable insurance regulatory authorities, in the name of and on behalf of the Company, to (i) apply for increases in the premium rates that may be charged for the Policies and Post-Policies from time to time and make related amendments to the applicable policy forms including, without limitation, applications, endorsements and riders; provided that a copy of the generic rate increase and related generic policy form filing shall be delivered to the Company at least ten (10) Business Days in advance of the date that Reinsurer begins making state specific filings; provided, further, that Reinsurer shall deliver copies of rate increase and related policy form filings it made with state regulatory authorities promptly upon the request of the Company; and (ii) apply for other amendments to the applicable Policy and Post-Closing Policy forms including applications, endorsements and riders, provided that Reinsurer shall deliver copies of policy form filings it made with state regulatory authorities promptly upon the request of the Company. The Company shall cooperate with the Reinsurer, at the Reinsurer's expense, in seeking approval of any reasonable filing made pursuant to this Section 5.8.

          5.9. Policy Changes or Reserve Assumption Changes. Except as provided in Sections 2.3 and 5.8, neither the Company nor the Reinsurer shall make any changes to the Company's policy forms, including, without limitation, withdrawing or terminating a policy form, or assumptions and methods used to establish the General Account Reserves or Separate Account Reserves except with the express written consent of the other party (which consent shall not be unreasonably withheld) or if the changes are required by Applicable Law.

          5.10. Bank Accounts. During the term of this Agreement, the Reinsurer may establish and maintain accounts with banking institutions to provide the Administrative Services for the Policies and Post-Closing Policies (the "Bank Accounts"). To the extent such Bank Accounts are established, the Reinsurer shall have the exclusive authority over the Bank Accounts including, without limitation, the exclusive authority to (i) open the Bank Accounts in the name of the Company, (ii) designate the authorized signatories on the Bank Accounts,
(iii) issue drafts on and make deposits in the Bank Accounts in the name of the Company, and (iv) make withdrawals from the Bank Accounts, in every instance solely to provide the Administrative Services. The Company shall do all things necessary to (A) enable and authorize the Reinsurer to use the Company's existing accounts and lock boxes with respect to the Policies and Post-Closing Policies and (B) to enable the Reinsurer to open and maintain the Bank Accounts including, without limitation, executing and delivering such depository resolutions and other documents as may be requested form time to time by the banking institutions. The Company agrees that without the Reinsurer's prior written consent it shall not make any changes to the authorized signatories on the Bank Accounts nor attempt to withdraw any funds therefrom.

          5.11. Compensation.

          (a) Administrative Services. The Reinsurer's compensation for all Administrative Services provided by the Reinsurer to the Company shall be included in the consideration paid by the Company to the Reinsurer pursuant to
Section 3.1 hereof and the

Company shall not be obligated to pay any additional consideration to the Reinsurer for such services.

          (b) BOLI Services.

          (i) In consideration for the Reinsurer's performance of the BOLI Services, the Company hereby agrees to pay to the Reinsurer the BOLI Revenues plus any BOLI DAC Tax Credits. The Company will promptly endorse, if applicable, and remit to the Reinsurer any BOLI Revenues and BOLI DAC Tax Credits received by the Company on or after the Closing Date. The Company shall treat such amounts as the property of the Reinsurer to held for the sole benefit of the Reinsurer.

          (ii) All BOLI DAC Tax Credits for the quarter, along with any BOLI Revenues the Company has received directly during such quarter, shall be paid by the Company to the Reinsurer within thirty (30) days after the end of the quarter. Any delayed payment by the Company shall be treated in accordance with Section 4.4 hereof. Any dispute over any such amounts that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X.

          (iii) After the date hereof, the Company shall not without the Reinsurer's consent, which consent shall not be unreasonably withheld, terminate or make any material amendment to a BOLI Contract or BOLI Business Agreement that would affect the BOLI Revenues. Further, the Company shall not without the Reinsurer's consent, which shall not be unreasonably withheld, enter into any new agreements that would affect the applicable corresponding percentage set forth next to each BOLI Contract on
     Schedule 1.1(A).

          (iv) The Company represents and warrants to the Reinsurer that
     Schedule 1.1 (BOLI Business Agreements) and Schedule 1.1(A) (BOLI Contracts) are complete and accurate in all material respects as of the date hereof.

          (c) Destinations Services.

          (i) In consideration for the Reinsurer's performance of the Destinations Services, the Company shall pay to the Reinsurer an amount equal (i) to the actual costs incurred by the Reinsurer in its performance of the Destinations Services (the "Destinations Service Costs") plus (ii) an amount equal to ten percent (10%) of the Destinations Service Costs.

          (ii) The Reinsurer shall send the Company a monthly invoice for the amounts set forth in Section 5.11(c)(i). The Company shall pay the amount shown on each such invoice within thirty (30) days of its delivery to the Company. Any delayed payment by the Company shall be treated in accordance with Section 4.4 hereof. Any dispute over any amount shown on such invoice that cannot be amicably resolved by the parties shall be resolved pursuant to the procedures set forth in Article X.

          5.12. Standards. The Reinsurer acknowledges that the performance of the Administrative Services including, but not limited to, all reporting obligations to the Company and Policyholders required by this Agreement, in an accurate and timely manner is of critical importance to the Company. The Reinsurer agrees to perform the Administrative Services with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards and Applicable Law. The Reinsurer further agrees to adhere to any written guidelines and procedures regarding Administrative Services as may reasonably be agreed to by the parties from time to time. Without limiting the generality of the foregoing, the Reinsurer shall administer and service the Policies and Post-Closing Policies and Separate Accounts in a manner that provides a commercially reasonable level of service, including standards of IT automation, adheres to all Applicable Laws, the terms and conditions of the Policies and Post-Closing Policies, Separate Accounts, and the provisions of all actuarial, rating or other filings with Governmental Entities relating to the Policies and Post-Closing Policies and Separate Accounts, as applicable, made by the Company prior to the Closing Date or by the Company or the Reinsurer on the Company's behalf at any time prior to or after the Closing Date.

          5.13. Agreements Regarding Use of the Company's Name.

          (a) The parties shall abide by and adhere to, in all respects, the provisions of section 5.8 of the Purchase Agreement. In addition, the Company hereby grants Reinsurer a limited, non-exclusive, terminable, revocable, royalty-free license, during the term that the Company is performing any of the Administrative Services, BOLI Services or Destinations Services, with no right to sublicense or assign without the Company's express written consent, for Reinsurer to display and refer to the Company's name and trademark ("Company Mark") as may be necessary or appropriate for Reinsurer to perform the Administrative Services, the BOLI Services and Destinations Services.

          (b) It is acknowledged that the Company Mark indicates to the public that the products and services provided under the Company Mark are of commercially consistent quality and standards. Reinsurer shall use the Company Mark at a level of quality at least as high as that established prior to the date of this Agreement. Reinsurer shall comply with all applicable marking statutes and shall, where appropriate, designate the Company Mark as registered. Reinsurer may also use its own marks in connection with the limited license grant to the Company Mark. Reinsurer agrees to furnish Company an example of each use of the Company Mark upon written request of Company, and Company, acting reasonably, shall have the right to disapprove such use and require Reinsurer to cease or revise such use.

          (c) All rights in the Company Mark other than those specifically licensed to Reinsurer herein are reserved to the Company for all purposes, and nothing herein set forth shall be deemed to be an assignment, transfer or conveyance by Company to Reinsurer of any right, title, proprietorship, goodwill or interest in or to the Company Mark. Except as otherwise provided under
Section 5.8 of the Purchase Agreement, Reinsurer shall not acquire any other rights of any kind in the Company's trade names, trademarks, product name or marks by the use authorized in this Section 5.13.

          (d) Reinsurer shall cease to use the Company Mark and any similar or derivative markings, in any manner immediately upon the termination of the Reinsurer's performance of the Administrative Services. Company shall have the right to terminate this license immediately if Reinsurer is in material breach of a representation or warranty under this Agreement.

          5.14. Books and Records.

          (a) For the duration of this Agreement, the Reinsurer shall maintain, in machine readable format and at a location selected by the Reinsurer and reasonably acceptable to the Company, books and records of all transactions pertaining to the Policies and Post-Closing Policies and the Separate Accounts, including, but not limited to, any Claims and litigation files submitted or generated in respect of the Policies and Post-Closing Policies and any documents relating thereto, any communications relating to any Policy or Post-Closing Policy, any communication with any Governmental Entity, complaint logs and all data used by the Reinsurer in the performance of services required under this Agreement. These books and records shall be maintained (i) in accordance with prudent standards of insurance record-keeping and any and all Applicable Laws; and (ii) in a format no less accessible than the format in which such books and records are maintained by the Company or its designee immediately prior to the Closing Date. All such books and records pertaining to a Policy or Post-Closing Policy, including those generated by the Reinsurer after the Closing Date, shall continue to be owned by the Company and shall be made available to the Company, its auditors or other designees, upon reasonable written notice, during normal business hours for review, inspection, examination and reproduction at Company's sole expense. Upon any termination of this Agreement, all books and records pertaining to Policies and Post-Closing Policies shall be delivered, in an orderly and timely manner, to the Company or such other person or entity as the Company shall designate in writing. All books and records and other information pertaining to Policyholders shall be maintained and processed by the Reinsurer with due and careful regard for the Policyholder's rights of confidentiality.

          (b) The Reinsurer shall back up all of its computer files used in the performance of Administrative Services in a commercially reasonable manner.

          (c) The Reinsurer shall maintain facilities and procedures as required by Applicable Law for safekeeping all records used in the performance of Administrative Services.

          (d) The Reinsurer shall maintain all books and records required to be maintained pursuant to this Section 5.14 in accordance with Applicable Law and all applicable provisions of the Purchase Agreement and this Agreement and, in any event, until such time as the Company gives written permission for their destruction which (i) with respect to a given Policy, Post-Closing Policy or Separate Account shall not be unreasonably withheld if the Policy or Post-Closing Policy to which such books and records relate has been expired for longer than three (3) years; (ii) with respect to books and records relating to Taxes, shall not be unreasonably withheld if all applicable statutes of limitations under applicable Tax laws have expired and (iii) with respect to copies of books and records relating to the Company upon the termination of this Agreement, after delivering the books and records to the Company or such other person or entity as the Company shall have designated in writing pursuant to section 5.14(a) hereof, shall not be unreasonably withheld.

          5.15. Capacity. The Reinsurer shall at all times during the term of this Agreement keep, maintain or subcontract for (as permitted by Section 5.23) sufficient personnel, appropriately trained, and obtain and maintain all material licenses, authorizations, permits and qualifications from Governmental Entities under Applicable Laws (including, if required, an independent adjuster license or third party administrator license) as necessary to perform the Administrative Services in the manner required by this Agreement.

          5.16. Inability to Perform Services. In the event that the Reinsurer shall be unable to perform services as required by this Agreement for any reason for a period that can reasonably be expected to exceed five (5) Business Days, the Reinsurer shall provide notice to the Company of its inability to perform the services and shall cooperate with the Company in obtaining an alternative means of providing such services. The Reinsurer will be responsible for all costs incurred in restoring services.

          5.17. Errors. The Reinsurer shall, at its own expense, correct any errors in Administrative Services caused by it within a reasonable time after receiving notice thereof from the Company or other Person. With respect to the Policies and Post-Closing Policies, this obligation includes, without limitation, reimbursement to the Separate Accounts and the management investment companies underlying that account for any dilution or other adverse effect due to transactions made effective as of an earlier date, commonly referred to as "breakage."

          5.18. Regulatory Matters: Responsibilities of the Reinsurer. On and after the Closing Date, the Reinsurer, on behalf of the Company, shall be responsible for all state insurance department and, subject to prior review and approval by the Company, federal and state securities law filings (including, but not limited to, filings of riders and amendments), compliance with all regulatory requirements and the taking of all required actions with respect to Governmental Entities relating to the Policies and Post-Closing Policies and the Separate Accounts; provided, however, the Reinsurer shall have no obligation or liability with respect to any such matter to the extent such matter involves Retained Liabilities; provided further, to the extent that any such matter involves Retained Liabilities and Reinsured Liabilities, the Company and the Reinsurer shall cooperate in good faith to resolve such matter in a mutually satisfactory manner and shall act reasonably in light of the parties' respective interests in the matter at issue. Nevertheless, if the Company or the Reinsurer receive notice of, or otherwise become aware of any inquiry, investigation, examination, audit or proceeding by Governmental Entities, relating to the Policies and Post-Closing Policies, or the Separate Accounts, the Company or the Reinsurer, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith to resolve such matter in a mutually satisfactory manner and shall act reasonably in light of the parties' respective interests in the matter at issue. Notwithstanding the immediately preceding sentence, the Reinsurer shall not be relieved or discharged from any liability or obligation which it has incurred or assumed in connection with such matter under the terms of this Agreement or any of the Purchase Agreement, this Agreement or other Transaction Agreements. Notwithstanding the provisions of this Section 5.18, the Reinsurer's responsibilities with respect to Legally Required Company Actions shall be governed by Section 5.6 of this Agreement.

          5.19. Duration. The Reinsurer's performance of the Administrative Services and the BOLI Services shall commence on the Closing Date and shall continue until it is terminated under Section 5.20.

          5.20. Termination. (a) Subject to the provisions regarding survivability set forth in Section 5.24 hereof, the Reinsurer's performance of the Administrative Services or BOLI Services shall terminate:

          (i) at any time upon the mutual written consent of the parties hereto, which writing shall state the effective date of termination;

          (ii) automatically upon the recapture of the Policies and Post-Closing Policies by the Company pursuant to Section 9.5 of this Agreement;

          (iii) with respect to the Administrative Services, automatically at such time as none of the Policies or Post-Closing Policies remains in force and no further Administrative Services in respect of the Policies, Post-Closing Policies and the Separate Accounts are required; or

          (iv) at the option of the Company, upon written notice to the Reinsurer, on the occurrence of any of the following events:

          (A) Reinsurer becomes subject to dissolution, supervisory liquidation, conservation, rehabilitation, bankruptcy, statutory reorganization, receivership, compulsory composition, or similar proceedings in any jurisdiction, or if creditors of Reinsurer take over its management, or if Reinsurer otherwise enters into any arrangement with creditors, or makes an assignment for the benefit of creditors, or if any significant part of Reinsurer's undertakings or property is impounded or confiscated by action of any Governmental Entity; or

          (B) there is a material breach by the Reinsurer of this Agreement regarding the Administrative Services or the BOLI Services, as applicable, that is not cured by the Reinsurer within thirty (30) days of receipt of written notice from the Company of such breach or act; provided, however, if such material breach is not curable within such thirty (30) day period, the Company may not terminate the Reinsurer's performance of the Administrative Services or BOLI Services, as applicable, if the Reinsurer has, within such thirty (30) day period, provided the Company with a detailed, written description of the Reinsurer's good faith plan to cure such material breach; provided further, if such material breach is not cured within a commercially reasonable period of time following the Reinsurer's delivery to the Company of such plan, the Company may terminate the Reinsurer's performance of the Administrative Services or BOLI Services, as applicable;

          (C) any liability policy or bond required pursuant to Section 5.21 of this Agreement is canceled, terminated or substantially revised and not replaced by the Reinsurer in a commercially reasonable period; or

          (D) the Reinsurer is unable to perform the Administrative Services or BOLI Services, as applicable, for a period of thirty (30) consecutive days for any reason.

          (b) Upon termination of the Reinsurer's performance of the Administrative Services subject to subsections (i), (ii) or (iv) of Section 5.20(a) of this Agreement, the BOLI Services and the Destinations Services shall be terminated at the Company's option. Notwithstanding anything else stated herein, the termination of the BOLI Services shall in no way affect the Company's rights with respect to the continued receipt of the BOLI Revenues and BOLI DAC Tax Credit as contemplated by Section 5.11.

          (c) Following any termination of the Administrative Services or the BOLI Services, as applicable, other than under Section 5.20(a)(iii) with respect to the Administrative Services, the Reinsurer shall cooperate fully with the Company in effecting, in an orderly and timely manner, the transfer of the Administrative Services or BOLI Services, as applicable, and all books and records maintained by the Reinsurer pursuant to Section 5.14 hereof or other applicable provisions of the Purchase Agreement or Transaction Agreements (or, where appropriate, copies thereof) to the Company or the Company's designee, so that the Company or its designee will be able to perform the services required under this Agreement without interruption following any such termination. Following any termination of the Destinations Services, the Reinsurer shall cooperate fully with the Company in effecting, at the Company's cost and expense and in a commercially reasonable time frame, the transfer of the Destinations Services and all books and records maintained by the Reinsurer pursuant to
Section 5.14 hereof or other applicable provisions of the Purchase Agreement or Transaction Agreements (or, where appropriate, copies thereof) to the Company or the Company's designee, so that the Company or its designee will be able to perform the services required under this Agreement without interruption following any such termination, provided, however, that the Company's obligation to compensate the Reinsurer for such costs and expenses shall be limited to the Reinsurer's actual out of pocket costs and expenses.

          (d) Upon termination of the Reinsurer's performance of the Administrative Services or BOLI Services, as applicable, pursuant to subsection
(a)(iv)(A), (a)(iv)(B), (a)(iv)(C) or (a)(iv)(D) of this Section 5.20, the Reinsurer shall be obligated to reimburse the Company for any and all reasonable costs and expenses incurred by the Company directly or indirectly as a result of such termination, including but not limited to costs and expenses reasonably incurred in the performance of the Administrative Services for the Policies, Post-Closing Policies, Separate Accounts and performance of the BOLI Services. The Reinsurer shall effect all reimbursements required to be made under this
Section 5.20(c) within thirty (30) calendar days of the Company's written request therefor.

          (e) Notwithstanding anything else stated herein, the Reinsurer's obligation shall be solely to perform (i) the Administrative Services in respect of the Policies and Post-

Closing Policies, (ii) the BOLI Services in respect of the BOLI Contracts and
(iii) the Destinations Services in respect of the Destinations Annuity Contracts. At the time a Policy or Post-Closing Policy is assumed by the Reinsurer and becomes a novated Policy thereunder, the Reinsurer's obligation to perform the Administrative Services shall immediately terminate in respect of such novated Policy.

          5.21. Insurance.

          (a) Liability Insurance. The Reinsurer shall maintain errors and omissions liability coverages with limits in commercially prudent amounts, to cover any loss arising as a result of any real or alleged negligence, errors or omissions on the part of the Reinsurer's officers, agents or employees in any aspect of the performance of Administrative Services under this Agreement.

          (b) Fidelity Bond. The Reinsurer shall maintain fidelity bond coverage in a commercially prudent bond amount to cover any loss due to the misdeeds of the Reinsurer's officers, employees or agents in any aspect of the performance of Administrative Services under this Agreement.

          (c) Qualifying Insurers. The Reinsurer shall obtain the coverages specified in Sections 5.21(a) and 5.21(b) hereof from insurers having an A.M. Best Company rating of at least A-, a Standard & Poor's Corporation insurer financial strength rating of at least BBB+ and/or a Moody's Investors Services, Inc. claims-paying ability rating of at least Baa1. In the event that the ratings of an insurer which has issued one or more of the coverages specified in Sections 5.21(a) and 5.21(b) are downgraded so that such insurer would no longer qualify to issue such coverage under the provisions of the preceding sentence, the Reinsurer shall promptly obtain replacement coverage from another insurer that so qualifies.

          5.22. Limited Authority. The Company and the Reinsurer are not partners or joint venturers, and no employee or agent of either party shall be considered an employee or agent of the other. The Reinsurer's authority shall be limited to that which is expressly stated in this Agreement.

          5.23. Subcontracting. The Reinsurer may not subcontract for the performance of any Administrative Services that the Reinsurer is to provide hereunder without prior written approval by the Company, which approval shall not be unreasonably withheld; provided, however, without obtaining the consent of the Company, the Reinsurer shall be permitted to subcontract for the performance of any Administrative Service with (i) an Affiliate of the Reinsurer or (ii) any Person that is performing such services as a subcontractor for the Company as of the date hereof, so long as Reinsurer notifies the Company of such subcontract on or prior to the effective date thereof and the Reinsurer continues to retain full responsibility to the Company for the satisfactory completion, pursuant to this Agreement, of the duties so delegated.

          5.24. BOLI Services. From and after the Closing Date, the Reinsurer agrees to perform all BOLI Services and is authorized to do so in the name (subject to Section 5.13 hereof and Section 5.8 of the Purchase Agreement) or on behalf of the Company where appropriate; provided, however, that its performance of the BOLI Services shall (a) be provided in a manner that is not inconsistent with the applicable terms and conditions of the BOLI Business Agreements and (b) comply with, and be subject in all events to, all Applicable Laws, the terms and conditions of the BOLI Contracts the Company previously provided to the Reinsurer with respect to the applicable BOLI Services, and the provisions of all actuarial, rating or other filings with Governmental Entities relating to the BOLI Contracts made by or on behalf of the Company; provided, further, that in the case of all BOLI Services which constitute Legally Required Company Actions, the Reinsurer shall comply with
Section 5.6. Notwithstanding the foregoing or anything else stated herein, including, without limitation Section 5.12: (i) Reinsurer shall not be obligated to perform any service with respect to the BOLI Services other than those services that the Company is consistently performing as of the Closing Date,
(ii) Reinsurer shall not be obligated to meet any service standards with respect to the BOLI Services beyond those service standards that the Company is consistently meeting as of the Closing Date; and (iii) the Reinsurer shall have no liability or obligation whatsoever to the Company to the extent that the Reinsurer's failure to perform the BOLI Services is a result of the failure of Bancorp (as defined below), BFP (as defined below), ZBF (as defined below), ZC Resource LLC, Zurich Centre Group LLC, ZIBB (as defined below), Zurich Insurance Company, State Street Bank and Trust Company, Zurich Scudder Investments, Inc., Goldman Sachs Asset Management, BlackRock Financial Management, Inc., Salomon Brothers Asset Management, Inc., Fidelity Management Trust Company, Benefit Finance Securities, LLC, BFP Securities, LLC ("BFPS"), Wachovia Securities, Inc. Old Kent Insurance Group KeyCorp Insurance Agency USA Inc., KeyCorp Insurance Agency USA Inc., KeyCorp Insurance Agency USA Inc., William J. Lynch, Wheat Insurance Services, Inc., First Union Mortgage Corporation, First Union Insurance Agency of FL, Inc., Old York Agency, Inc., First Union Insurance Agency of NC, Inc., Bancorp Services, LLC, Zurich Capital Markets Securities Inc. Investors Brokerage Services, Inc., Federal Kemper Life Assurance Company, ESB Bank, Goldman Sachs Asset Management and Zurich Insurance Company, AIG Global Investment Corp. and Zurich Insurance Company, Morgan Stanley, Peoples, Inc., Precision Castparts Corp., Provident Bank of Maryland, Liberty Federal Bank, Washington Mutual Bank, Allegiant Bank, US Trust Bank, Old Kent Bank, Hudson River Bancorp, Inc., St. Paul Federal Bank for Savings, Parker Hannifin Corporation, Catskill Savings Bank, FirstBancorp, Inc., Marshall & Ilsley Corporation, F.N.B. Corporation, Mercantile Bank, Harris Bankcorp, Harris Trust and Savings Bank, KeyCorp, Centier Bank, BFP Securities, LLC, Charter One Bank, F.S.B., Charter One Financial, Inc. and its affiliates, Morgan Stanley & Co. Incorporated or The Nottingham Management Company to provide Reinsurer with any reporting or other service that such party is contractually obligated to provide to Company as of the Closing Date. Subject to the preceding sentence, the BOLI Services include, without limitation, the following:

          (a) preparing all accounting and actuarial information related to the BOLI Contracts directly received or developed by the Reinsurer or provided to the Reinsurer by ZBF, Bancorp or BFP, necessary to timely meet Illinois SAP, Tax, or GAAP accounting requirements, including, but not limited to, preparation of quarterly and annual financial statement data in a format mutually agreed to by the parties as necessary for inclusion in the Company's Illinois SAP and GAAP financial statements and delivery of such data in a form usable by the Company within thirty (30) calendar days after the end of each calendar quarter or year, as applicable;

          (b) coordinating the provision of all required information to Zurich Insurance Company, Bermuda branch office ("ZIBB") regarding the mortality reinsurance of the BOLI

Contracts and related financial reporting to ensure consistency in treatment and reporting between the Company and ZIBB and cooperate with Zurich Financial Services' auditors;

          (c) maintaining all of the books and records for the KILICO Variable Series I Separate Account and providing the Company all information necessary to be able to prepare both the statutory accounting reports that require separate account financial information and the annual audited financials for the KILICO Variable Series I Separate Account;

          (d) performing necessary calculations, processing and where appropriate initiating all wire transfers related to the BOLI Contracts for death benefits, death benefit adjustments, cost of insurance related redemptions, asset-based charge redemptions, partial withdrawals, premium rescissions, loans, income assignments, total surrenders and/or exchanges based upon instructions from the holder of a BOLI Contract, Bancorp Services, LLC ("Bancorp"), Benefit Finance Partners, LLC ("BFP") and/or Zurich Benefit Finance LLC ("ZBF");

          (e) allocating all net premiums from the Company's general account to the KILICO Variable Series I Separate Account divisions based upon instructions from the holder of a BOLI Contract and/or ZBF, Bancorp or BFP;

          (f) allocating all mortality experience credits from the Company's general account to the KILICO Variable Series I Separate Account divisions as directed by ZBF, ZIBB and based upon instructions from the holder of a BOLI Contract and/or Bancorp or BFP;

          (g) allocating all DAC expense credits from the Company's general account to the KILICO Variable Series I Separate Account divisions based upon instructions from the holder of a BOLI Contract and/or ZBF, Bancorp or BFP;

          (h) reallocating all Investment Value among the KILICO Variable Series I Separate Account divisions based upon instructions from the holder of a BOLI Contract and/or ZBF, Bancorp or BFP and, if involving an SVP Division, as approved by ZIBB;

          (i) providing advance notification to all investment managers regarding significant redemptions/purchases of the KILICO Variable Series I Separate Account divisions in accordance with terms of any existing investment management agreements, participation agreements or operational guidelines based on instructions from ZBF, Bancorp or BFP;

          (j) in conjunction with ZBF, BFP, Bancorp, Benefit Finance Securities, LLC and BFPS, handling all regulatory compliance and market conduct matters in accordance with Section 5.18;

          (k) appointing Producers for the BOLI Contracts as required by Applicable Law (initial licensing support and renewals/appointments) in states where the Company is licensed and BOLI Contracts are approved for sale, as directed by BFP, BFPS and/or ZBF;

          (l) in conjunction with ZBF, BFP, BFPS and Bancorp, supporting all aspects of the Company's Electronic Delivery Program for holders of BOLI Contracts (electronic delivery of Private Placement Memorandums, Addendums, prospectuses and annual or semi-annual reports for any underlying insurance dedicated registered investment fund held by a division of the KILICO Variable Series I Separate Account and any other offering related materials); and

          (m) providing to the Company, in respect of the BOLI Contracts, each of the services to be performed by the Reinsurer in respect of the Policies and Post-Closing Policies under sections 5.6, 5.10, 5.12, 5.13, 5.14, 5.15, 5.16,
5.17, 5.18, , 5.21, 5.22 and 5.23.

          5.25. Destinations Services. During the Destinations Service Period, the Reinsurer hereby agrees to provide to the Company in respect of the Destinations Annuity Contracts each of the services to be performed by the Reinsurer in respect of the Policies under Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 (to the extent applicable), 5.10, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17, 5.18,
5.21, 5.22 and 5.23 hereof. Notwithstanding anything else stated herein, the Reinsurer shall have no obligation to perform any of the Destinations Services after the Destinations Services Period has ended.

          5.26. Survival. The provisions of Sections 5.14, 5.20(b), 5.21 and
5.22 shall survive the termination of this Agreement.

                                   ARTICLE VI.
                                   OVERSIGHTS

          6.1. Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or is otherwise responsible for such delay shall be responsible for any additional liability which attaches as a result.

                                  ARTICLE VII.
                    DUTY OF COOPERATION and other agreements

          7.1. Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement.

          7.2. Third Party Reinsurance Agreements. The Company shall use its commercially reasonable efforts to obtain prior to the Closing Date the consent of third parties to the Third Party Reinsurance Agreements to novate and assign the Third Party Reinsurance Agreements to the Reinsurer. From and after the Closing Date, the Company and Reinsurer shall use their commercially reasonable efforts to obtain such consent. Prior to the Closing the Company shall use its commercially reasonable efforts to amend each Restricted Third Party Reinsurance Agreement to delete the applicable restriction or prohibition on ceding and after the Closing the Company and the Reinsurer shall use their commercially reasonable efforts to obtain such consents. As between the Reinsurer and the Company, the Reinsurer shall have the sole benefit of, and right to collect all reinsurance recoveries under, the Assigned Third Party Reinsurance Agreements. As between the Reinsurer and the Company, the Reinsurer shall be at risk for the collection of all recoveries under the Assigned Third Party Reinsurance Agreements with no recourse against the Company.

          7.3. Option for Assumption Reinsurance. From time to time, the Reinsurer may, at its sole option, elect to novate certain or all of the Policies and Post-Closing Policies by assumption reinsurance. Reinsurer shall promptly notify the Company prior to pursuing any such a novation and the Reinsurer shall be solely and exclusively responsible for the costs and expenses of such assumption reinsurance and novation. Notwithstanding the foregoing, the Reinsurer shall have no obligation to seek such a novation.

                                  ARTICLE VIII.
                                     DAC TAX

          8.1. Election.

          (a) Each of the Company and the Reinsurer hereby makes the election contemplated by Section 1.848-2(g)(8) of the Income Tax Regulations with respect to this Agreement. Each of the Company and the Reinsurer (i) agrees that such election is effective for the taxable year of each party that includes the Closing Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.

          (b) Pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations, each of the Company and the Reinsurer hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Closing Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration, as defined in Section 1.848-2(f)(2) of the Income Tax Regulations thereunder, for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration, as defined in Section 1.848-2(f) of the Income Tax Regulations thereunder, under this Agreement each year to ensure consistency. The Reinsurer shall prepare, execute and submit to the Company for execution duplicate copies of the schedule described in the preceding sentence as soon as possible after the Closing Date, and on or before May 1 each year thereafter. The Company shall execute the copies and return one of them to the Reinsurer within thirty (30) days of the Company's receipt of such copies.

          8.2. Separate Account DAC Tax Reimbursement.

          (a) On a quarterly basis, the Reinsurer shall reimburse the Company for the DAC taxes incurred with respect to Premiums received with respect to the Separate Accounts portion of the Policies. Each quarterly DAC tax reimbursement shall be equal to the product obtained by multiplying (i) the DAC Tax Factor (defined below) by (ii) the net consideration earned by the Company during such quarter with respect to the Separate Account portion of the Policies that are subject to the provisions of Section 848 of the Code, and the related Treasury Regulations.

          (b) For purposes hereof, the "DAC Tax Factor" shall mean (i) 0.185% for "annuity contracts," (ii) 0.217% for "group life contracts," and (iii) 0.814% for specified insurance contracts which are not "annuities" or "group life contracts," in each case, as such terms are defined in Section 848 of the Code. The Company and the Reinsurer mutually agree to prospectively adjust the DAC Tax Factor to reflect any changes in the Federal income tax rate applicable to the Company or changes to Section 848 of the Code or to the related Treasury Regulations.

                                   ARTICLE IX.
                                 INDEMNIFICATION

          9.1. Reinsurer's Obligation to Indemnify. Without limiting any of the provisions of Article II hereof, the Reinsurer hereby agrees to indemnify, defend and hold harmless the Company, its Affiliates and their respective stockholders, directors, officers, employees, representatives (excluding the Producers), Affiliates, successors and permitted assigns (collectively, the "Company Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Company Indemnified Party in connection with or arising from: (i) the Reinsured Liabilities; (ii) any breach or nonfulfillment by Reinsurer of, or any failure by Reinsurer to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement;
(iii) the Company's actions taken at the written recommendation or direction of the Reinsurer, including to the extent the Company has complied with the terms of Section 2.3, the Reinsurer's recommendations pursuant to Section 2.3 hereof;
(iv) any failure of the Separate Accounts to comply with Applicable Law to the extent caused by the Reinsurer's actions or omissions; (v) any fraud, theft or embezzlement by officers, employees or agents of the Reinsurer affecting the Policies, Post-Closing Policies, BOLI Contracts, Destinations Annuity Contracts or the Separate Accounts during the term of this Agreement; and (vi) any enforcement of this indemnity; provided, however, that with respect to the reinsurance provided under this Agreement, the indemnification procedures set forth in the Purchase Agreement shall not apply.

          9.2. Company's Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Reinsurer, its Affiliates, and their respective stockholders, directors, officers, employees, representatives (excluding the Producers), successors and permitted assigns (collectively, the "Reinsurer Indemnified Parties") from and against all Losses asserted against, imposed upon or incurred by any Reinsurer Indemnified Party in connection with or arising from: (i) the Retained Liabilities; (ii) any Net Retained Liability;
(iii) any breach or nonfulfillment by the Company of, or any failure by the Company to perform, any of the covenants, terms or conditions of, or any duties or obligations under, this Agreement; (iv) any fraud, theft or embezzlement by officers, employees or agents of the Company affecting the Policies, Post-Closing Policies, BOLI Contracts, Destinations Annuity Contracts or Separate Accounts during the term of this Agreement; (v) any failure of the Separate Accounts to comply with Applicable Law to the extent caused by the Company's actions or omissions; (vi) the Reinsurer's actions taken with respect to Administrative Services, BOLI Services or Destinations Services at the Company's written direction to the extent the Reinsurer has complied with such direction; (vii) breach or infringement by the Reinsurer, the Company or the Subsidiaries (as that term is defined the Purchase Agreement) of any third party's intellectual property rights with respect to such intellectual property used by the Reinsurer, the Company or their respective Affiliates immediately prior to the Closing Date and arising from Reinsurer's use of such intellectual property to provide the Destinations Services; and (viii) any enforcement of this indemnity.

          9.3. Certain Definitions and Procedures. For purposes of this Article X, "Loss" or "Losses" shall have the meaning set forth in the Purchase Agreement. In the event either Reinsurer or the Company shall have a claim for indemnity against the other party under the terms of this Agreement, the parties shall follow the procedures set forth in Sections 9.3, 9.4 and 9.5 of the Purchase Agreement; provided, however, that with respect to the reinsurance provided under this Agreement, the indemnification procedures at forth in the Purchase Agreement shall not apply.

          9.4. Security Trust Account.

          (a) Security Trust Account.

          (i) Establishment of the Security Trust Account. On the Closing Date, the Reinsurer shall execute the Security Trust Agreement and deposit into an account with the Trustee (the "Security Trust Account"), naming the Company as the sole beneficiary thereof, assets having a Market Value in an amount no less than the Required Balance, for the purpose of securing the Reinsured Liabilities other than the Separate Account Liabilities under the Policies and Post Closing Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto. The Reinsurer shall establish and maintain investment guidelines applicable to the assets maintained in the Security Trust Account consistent with the terms of
     Section 5.24 of the Purchase Agreement.

          (ii) Trust Assets. The assets held in the Security Trust Account shall at all times be Permitted Assets (as defined below); provided, however that after an Event of Default, such investments shall consist solely of cash and securities listed by the Securities Valuation Office of the National Association of Insurance Commissioners that are authorized investments and admitted assets under the insurance laws in the Company's state of domicile and that are not issued by the Company or any of its Affiliates, or by the Reinsurer or any of its Affiliates; provided that Reinsurer shall have ten
     (10) Business Days after such Event of Default to cause Permitted Assets in the Security Trust Account to satisfy the requirements of this sentence. Such assets held in the Security Trust Account may be invested in accordance with the Reinsurer's investment directions. The aggregate Market Value of the assets held in the Security Trust Account shall at all times be at least equal to the Required Balance. As long as the Security Trust Agreement remains in force, the Reinsurer shall calculate the Required Balance as of the last day of each calendar quarter and report the amount of the Required Balance to the Company and the Trustee within thirty (30) days after the end of such quarter. In connection with such calculation, the Company shall direct the Trustee to pay to the Reinsurer any amounts in the Security Trust Account which exceed the Required Balance, and Reinsurer shall promptly deposit such additional Permitted Assets as may be necessary to increase the Market Value of the Security Trust Account assets to the Required Balance. The form and duration of assets to be held in the Security Trust Account shall be appropriate in light of the Reinsured Liabilities other than the Separate Account Liabilities under the Policies and Post Closing Policies. Prior to delivering any assets for deposit into the Security Trust Account, the Reinsurer shall execute assignments or endorsements in blank of all of the Reinsurer's right, title and interest in such assets (according to procedures set forth in the Security Trust Agreement), so that the Company, or the

     Trustee upon the Company's direction, may whenever necessary negotiate title to any such assets without consent or signature from the Reinsurer or any other entity. The Reinsurer's books and records with regard to the Permitted Assets (as defined below) maintained in the Security Trust Account shall be made available to the Company, its auditors or other designees, upon reasonable written notice, during normal business hours for review, inspection, examination and reproduction at the Company's sole expense. "Permitted Assets" means (i) cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types permitted by the Illinois Insurance Code or any combination of the above, provided that such investments (A) are issued by an institution that is not the parent, a subsidiary or an affiliate of either the grantor or the beneficiary of the Security Trust Account and (B) are consistent with the investment guidelines established and maintained by the Reinsurer consistent with the terms of Section 5.24 of the Purchase Agreement and as in effect from time to time during the term of this Agreement.

          (iii) Permitted Withdrawals. The Company may withdraw assets from the Security Trust Account at any time and from time to time, notwithstanding any other provisions of the Purchase Agreement, this Agreement or any other Transaction Agreement (and such assets may be utilized and applied by the Company, or any successor by operation of law of the Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, without diminution because of insolvency on the part of the Company or Reinsurer) only for one or more of the following purposes:

          (A) to pay or reimburse the Company for any Reinsured Liabilities other than the Separate Account Liabilities under the Policies and Post Closing Policies paid by the Company to the extent not paid by the Reinsurer when due;

          (B) to make payent to the Reinsurer of any amounts that exceed the Required Balance; or

          (C) to pay any other amounts that are due to the Company under this Agreement to the extent not paid directly to the Company by the Reinsurer when due.

          (iv) Termination of the Security Trust Account. When the Reinsurer's calculation of the Required Balance as provided in Section 9.4(a)(ii) shows a Required Balance of $400,000,000 or less, and if there has not been an Event of Default, the Reinsurer and Company shall direct the Trustee to transfer to the Reinsurer all assets in the Security Trust Account, and the Security Trust Account shall then terminate.

          (b) Events of Default. From and after the Closing Date and while there are any outstanding liabilities or obligations arising out of the Policies and Post-Closing Policies reinsured under this Agreement, any of the following occurrences shall constitute an event of default (individually or collectively, as the context indicates, an "Event of Default"):

          (i) the Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B++ (or its equivalent), (B) a Standard & Poor's Corporation insurer financial strength rating of at least BBB- (or its equivalent), and (C) a Moody's Investors Services, Inc. claims paying ability rating of at least Baa3 (or its equivalent); or

          (ii) the Reinsurer fails to maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31 of the year immediately preceding) to
     (ii) the Company Action Level RBC (as defined in the Risk-Based Capital
     (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31 of the year immediately preceding) of at least 185 percent; or

          (iii) unless already cured pursuant to Section 13.13 of this Agreement, (A) the Reinsurer ceases to be licensed as a life insurer or ceases to qualify as an accredited reinsurer in a particular jurisdiction under circumstances that would cause the Company to be denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in said jurisdiction, or (B) the Company is denied credit for reinsurance ceded hereunder on the financial statements filed by the Company in any jurisdiction; or

          (iv) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction.

Upon occurrence of any Event of Default, if the Security Trust Account established pursuant to Section 9.4(a)(i) has terminated pursuant to Section 9.4(a)(iv), Reinsurer shall execute a new Security Trust Agreement and deposit into an account with the Trustee, naming the Company as the sole beneficiary thereof, assets having a Market Value in an amount no less than the Required Balance at that time, for the purpose of securing the Reinsured Liabilities other than the Separate Account Liabilities under the Policies and Post Closing Policies. The Security Trust Agreement shall be substantially in the form of Exhibit B hereto, except that Section 5(a) of the Security Trust Agreement attached as Exhibit B shall not be a part of a Security Trust Agreement executed pursuant to this provision.

          (c) Notice to The Company. The Reinsurer shall provide the Company with:

          (i) written notice of any downgrade in the Reinsurer's A. M. Best Company rating or its Standard & Poor's Corporation insurer financial strength rating or its Moody's Investors Services, Inc. claims-paying ability rating within three (3) Business Days after the Reinsurer's receipt of notice of such adjustment;

          (ii) a written report of the calculation of the Reinsurer's Total Adjusted Capital and Authorized Control Level RBC (based on the Risk-Based Capital (RBC) Model Act and/or the rules and procedures in effect as of the date of the report) as of the end of each calendar quarter within forty-five (45) days after the end of such quarter;

          (iii) written notice of the occurrence of any Event of Default or Recapture Event within two (2) Business Days after Reinsurer has knowledge of its occurrence; and

          (iv) not less than annually, a written report, in form reasonably satisfactory to the Company, certifying that no Event of Default or Recapture Event has occurred during the period covered by such report or is continuing as of the last day of such period, together with the appropriate calculations and back up reasonably necessary to substantiate the basis of the Reinsurer's certification. The Company may, at its own expense, review the Reinsurer's books and records to confirm the risk based capital calculations provided by the Reinsurer pursuant to Section 9.4(c)(ii) if the Company provides the Reinsurer with written notice specifying a reasonable basis to question such calculations. In addition, Reinsurer shall (A) cooperate fully with the Company and promptly respond to the Company's reasonable inquiries from time to time concerning the Reinsurer's financial condition, operating results and any events, occurrences or other matters which arise on and after the Closing Date and which reasonably relate to the Policies or Post-Closing Policies or Reinsurer's ability to perform and discharge its obligations under this Agreement and (B) provide to the Company such financial statements, reports, internal control letters and reports prepared by auditors and other third parties, SAS-70 reports and other documents of the Reinsurer as the Company may reasonably request from time to time.

          (d) Resort to Collateral. Notwithstanding the remedies contemplated by this Section 9.4, the other Transaction Agreements and the Purchase Agreement, the Company may, in its sole discretion, require direct payment by the Reinsurer of any sum in default under this Agreement in lieu of exercising the remedies in this Section 9.4, and it shall be no defense to any such claim that the Company might have had recourse to the Security Trust Account.

          (e) Certain Remedies. The Company and Reinsurer acknowledge that any damage caused to the Company by reason of the breach by the Reinsurer or any of its successors in interest of this Section 9.4 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies at law or otherwise, the Company shall be entitled to specific performance of this Section 9.4 or an injunction to be issued by a court of competent jurisdiction restraining and enjoining any violation of this Section 9.4, in addition to such other equitable or legal remedies as such court may determine. The Company and Reinsurer hereby release, waive and discharge any and all claims and causes of action asserting in any way that: (a) any Security Trust Account is not valid, binding or enforceable; and
(b) any remedy of the Company including, without limitation, the Company's Security Trust Account remedy hereunder is not valid, binding or enforceable. The Company and the Reinsurer are forever estopped and barred from making any such assertion in any context or forum whatsoever.

          9.5. Recapture Rights.

          (a) Recapture Events. From and after the Closing Date, and whether or not an Event of Default has occurred, any of the following occurrences shall constitute an event that entitles the Company to exercise the recapture remedy set forth in this Section 9.5 (individually or collectively, as the context indicates, a "Recapture Event"):

          (i) Reinsurer ceases to maintain any of (A) an A.M. Best Company rating of at least B+, (B) a Standard & Poor's Corporation insurer financial strength rating of at least

     BB+, and (C) a Moody's Investors Services, Inc. claims-paying ability rating of at least Ba1; or

          (ii) Reinsurer fails to maintain a ratio of (i) Total Adjusted Capital (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31 of the year immediately preceding) to (ii) the Company Action Level RBC (as defined in the Risk-Based Capital (RBC) Model Act or in the rules and procedures prescribed by the NAIC with respect thereto, in each case as in effect as of December 31 of the year immediately preceding) of at least 160 percent; or

          (iii) a petition for insolvency, rehabilitation, conservation, supervision, liquidation or similar proceeding is filed by or against the Reinsurer or its statutory representative in any jurisdiction; or

          (iv) within thirty (30) calendar days of the termination of the Administrative Services in accordance with Section 5.20 of this Agreement,
     (A) Reinsurer does not take all steps necessary to arrange for a third-party administrator reasonably acceptable to the Company, to provide all administrative services to be provided pursuant to the terminated Administrative Services at the cost of Reinsurer (provided that the transfer of the Administrative Services to such third-party administrator does not need to occur during such thirty (30) day period so long as such transfer proceeds in an orderly and timely manner after such period) or (B) such third-party administrator fails to enter into an administrative service agreement with the Company, reasonably satisfactory in form and substance to the Company; or

          (v) a judgment or order is entered by a court of competent jurisdiction declaring the invalidity of the Security Trust Account or finding that the assets held in a Security Trust Account are general assets of Reinsurer or otherwise do not constitute a "secured claim" within the meaning of the laws of Reinsurer's domiciliary state; or

          (vi) the Company is denied credit on its financial statements filed in any jurisdiction with respect to the reinsurance provided by the Reinsurer, and the Reinsurer does not take all steps necessary to enable the Company to obtain credit on its financial statements within thirty (30) calendar days of the Reinsurer's receipt of written notice from the Company as to the occurrence described herein; or

The occurrence of any Recapture Event shall entitle the Company to elect recapture remedies hereunder regardless of whether such an occurrence also constitutes an Event of Default.

          (b) Election of Remedy. Upon the occurrence of any Recapture Event, the Company may elect to recapture, subject to the terms and conditions set forth below all, but not less than all, of the Policies and the Post-Closing Policies ceded hereunder. The Company shall give the Reinsurer written notice of its election (the "Election Notice") specifying the grounds for the exercise of its remedies pursuant to this Section 9.5 and if it elects to recapture all of the Policies and Post-Closing Policies, the fact of recapture, and the effective date of recapture which shall be (i) the last day of the month in which the Election Notice is delivered, if delivered prior to the fifteenth (15th) day of such month, or (ii) the last day of the month immediately following the month in which the Recapture Notice is delivered, if delivered on or after the fifteenth (15th) day of such month (the "Recapture Date").

          (c) Recapture. Any recapture by the Company shall not be deemed to have been consummated until (i) the Company has given the Reinsurer an Election Notice pursuant to Section 9.5(b); and (ii) the Company has received payment of the entire Recapture Fee as determined in accordance with Exhibit F or an amount equal to the General Account Reserves from the Security Trust Account on the Recapture Date subject to adjustment pursuant to Exhibit E. The Company may, in its sole discretion, withdraw assets from the Security Trust Account having an aggregate Market Value (determined pursuant to the Security Trust Agreement) not to exceed the amount of the Recapture Fee or an amount equal to the General Account Reserves from the Security Trust Account on the Recapture Date subject to adjustment pursuant to Exhibit F. The Reinsurer shall promptly pay the Company the full amount of the Recapture Fee, reduced by the amount, if any, withdrawn from the Security Trust Account. To the extent that the amount, if any, that the Company withdraws from the Security Trust Account exceeds the Recapture Fee, the Company shall promptly pay the excess to the Reinsurer. Following the consummation of the recapture of Policies and Post-Closing Policies pursuant to this Section 9.5(c), no additional premiums, deposits or other amounts payable under such Policies and Post-Closing Policies shall be ceded to the Reinsurer hereunder.

                                   ARTICLE X.
                               DISPUTE RESOLUTION

          10.1. Other Disputes over Calculations.

          (a) After the Closing Date, notwithstanding the provisions of Section
11.2 hereof, if any dispute between the parties with respect to the calculation of amounts which are to be calculated, reserved, reported, or which may be audited pursuant to this Agreement (other than disputes relating to the Closing Balance Sheet, which shall be resolved in accordance with the Purchase Agreement) cannot be resolved by the parties within sixty (60) calendar days, then the Company and the Reinsurer shall prepare separate written reports regarding the calculation(s) in dispute and refer such reports to two Independent Consultants (as that term is defined in the Purchase Agreement), selected in accordance with the procedures set forth in Section 2.4 of the Purchase Agreement, within ten (10) Business Days after the expiration of the sixty (60) day period. The Independent Consultants shall determine as promptly as practicable the manner in which such calculation(s) should be treated; provided, however, that the dollar amount of each calculation in dispute shall be determined within the range of dollar amounts proposed by the Company, on the one hand, and the Reinsurer, on the other hand.

          (b) If the Independent Consultants cannot agree as to the manner in which the disputed calculation(s) should be treated, then the Independent Consultants shall select an Additional Consultant (as that term is defined in the Purchase Agreement), in accordance with procedures set forth in Section 2.4 of the Purchase Agreement, within ten (10) Business Days after expiration of the prior ten (10) Business Day period. The Additional Consultant then shall determine within ten (10) Business Days the manner in which such disputed calculation(s) shall be treated; provided, however, that the dollar amount of each calculation in dispute shall be determined within the range of dollar amounts proposed by the Company and the Reinsurer.

          (c) The determination by the Independent Consultants, or Additional Consultant, as to the calculation(s) in dispute shall be in writing and shall be Final and Binding (as that term is defined in the Purchase Agreement) on the parties. The fees, costs and expenses of each Independent Consultant shall be paid by the party retaining the Independent Consultant, and the fees, costs and expenses of retaining the Additional Consultant shall be shared 50% by the Company and 50% by the Reinsurer.

          10.2. Arbitration.

          (a) As a condition precedent to any right of action under this Agreement, except as provided by Section 11.1 hereof, any difference arising between the parties to this Agreement with reference to any transaction under this Agreement, including its formation and validity, shall be referred to an Arbitration Tribunal in the manner hereinafter set out. "Arbitration Tribunal" shall mean the three arbitrators, selection of whom is defined in this Section.

          (b) Unless the parties agree upon a single arbitrator within thirty
(30) days of one receiving a written request from the other for arbitration, the claimant (the party requesting arbitration) shall appoint its arbitrator and give written notice thereof to the respondent. Within thirty (30) days of receiving such notice the respondent shall appoint its arbitrator and give written notice thereof to the claimant, failing which the claimant may nominate an arbitrator on behalf of the respondent.

          (c) The two arbitrators shall appoint a third arbitrator to be called the "umpire" within thirty (30) days after both have been appointed. Should the arbitrators fail to agree on an umpire, each arbitrator shall select one name from a list of three names submitted by the other arbitrator and the umpire shall be selected by lot between the two names chosen.

          (d) The list of three names shall be submitted in writing to each party's arbitrator within thirty (30) days after failure to appoint the umpire. The selection of one name from each list shall be completed thirty (30) days after both lists have been received. Failure to submit or select names within the designated time by either party will forfeit such right of that party and in the case of such default, the other party may nominate the umpire.

          (e) The lot will be drawn automatically utilizing the Dow Jones Industrial Average on the third Business Day after both names have been chosen in writing. A Dow Jones Industrial Average ending in an even number before the decimal point shall be deemed to be the selection of the claimant's name and the Dow Jones Industrial Average ending in an odd number before the decimal point shall be deemed to be the selection of the respondent's name. The three arbitrators shall decide by majority. The umpire will also act as chair of the Arbitration Tribunal and, in the event that no majority can be reached, the verdict of the umpire will prevail.

          (f) Unless otherwise agreed by the parties, the Arbitration Tribunal shall consist of persons with not less than ten years experience in the fields of life and annuity insurance or reinsurance. All arbitrators shall be active or former disinterested officers or principals of insuring or reinsuring entities not under the control of either party.

          (g) The Arbitration Tribunal shall interpret this Agreement with due regard to the industry practice of the parties and not as merely a legal obligation. The arbitrators shall conduct the arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and with a view to effecting the general purpose of this Agreement in a reasonable manner.

          (h) The Arbitration Tribunal shall have power to fix procedural rules for the holding of the arbitration subject to the following guidelines:

          (i) The arbitration shall be conducted in the language in which the Agreement was written.

          (ii) After the tribunal has been selected, the parties will submit, in quadruplicate, briefs on the matters at issue within thirty (30) days after notice of the tribunal's selection.

          (iii) All other papers and documents submitted in connection with the hearing will be provided in quadruplicate to the tribunal for distribution to the adverse party and the tribunal members.

          (iv) At the expiration of thirty (30) days from the date on which the tribunal is selected, whether or not briefs have been submitted, the arbitrating parties shall receive a minimum of two weeks notice of the hearing date, which will be set within thirty (30) days after the expiration of the time for filing briefs.

          (v) All correspondence between the parties and the tribunal shall be by certified mail, return receipt requested.

          (vi) The Arbitration Tribunal shall make its decision within thirty
     (30) days following the final hearing.

          (vii) The arbitration decision shall be in writing and shall include any findings of fact and conclusions of law.

          (viii) All costs of the arbitration shall be at the discretion of the Arbitration Tribunal which may direct to and by whom and what manner such costs shall be paid. The Arbitration Tribunal shall award interest to the prevailing party, specifying the amount in writing, if deemed appropriate by the tribunal. The Arbitration Tribunal may award attorney's fees and other expenses at its discretion. The Arbitration Tribunal may not award any punitive, exemplary, multiple or consequential damages of any nature.

          (ix) The arbitration shall take place in Chicago, Illinois and the Arbitration Tribunal to the extent it looks to applicable law shall apply the laws of the State of Illinois.

          (i) The arbitration shall be subject to the Federal Arbitration Act. In addition, nothing contained in this Agreement shall prevent the Company or the Reinsurer from seeking an injunction from a court of competent jurisdiction to enforce the provisions of this Agreement pending dispute resolution of the conclusion of arbitration.

          10.3. Award and Enforcement. The award of the Arbitration Tribunal shall be in writing, final, and binding upon the parties who covenant to carry out the same. If either of the parties should fail to carry out any award, the other may apply for its enforcement to a court of competent jurisdiction in any territory in which the party in default is domiciled or has assets or carries on business and such defaulting party shall submit to the jurisdiction of any court of competent jurisdiction in such territory and all matters arising hereunder shall be determined in accordance with the practice of such court.

                                   ARTICLE XI.
                                   INSOLVENCY

          11.1. Insolvency Clause. In the event of the insolvency of the Company, all coinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Reinsurer directly to the Company or to its liquidator, receiver or statutory successor except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company or (b) where the Reinsurer, in its sole discretion has elected to obtain the consent of the direct policyholders has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the beneficiaries under such Policies or Post-Closing Policies and in substitution for the obligations of the Company to such beneficiaries on the basis of the liability of the Company under the Policies and Post-Closing Policies, without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on a Policy or Post-Closing Policy within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                                  ARTICLE XII.
                                    DURATION

          12.1. Duration. This Agreement shall continue in force until the earlier of (a) such time that the Reinsurer's liability with respect to all Policies and Post-Closing Policies reinsured hereunder is terminated pursuant to
Section 12.2 and (b) such time that the Reinsurer has elected, at its sole option, to assume all liabilities under all then outstanding Policies and Post-Closing Policies.

          12.2. Reinsurer's Liability. The liability of the Reinsurer under this Agreement with respect to any Policy or Post-Closing Policy will begin simultaneously with that of the Company, but not prior to the Closing Date. The Reinsurer's liability with respect to any Policy or Post-Closing Policy will terminate on the earliest of (a) the date such Policy or Post-Closing Policy is recaptured in accordance with Section 9.5 or (b) the date the Company's liability on such Policy or Post-Closing Policy is terminated in accordance with its terms. Termination of the Reinsurer's liability under clauses (a) and (b) herein is subject to the Company's actual receipt of payments which discharge such liability in full in accordance with the provisions of this Agreement. In no event shall the interpretation of this Section 12.2 imply a unilateral right of the Reinsurer to terminate this Agreement.

          12.3. Survival. Notwithstanding the other provisions of this Article XII, the terms and conditions of Article I, VIII, IX and X, Section 12.2 shall remain in full force and effect after the Termination Date.

                                  ARTICLE XIII.
                                  MISCELLANEOUS

          13.1. Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) mailed by United States registered or certified mail, return receipt requested, (b) mailed by overnight express mail or other nationally recognized overnight or same-day delivery service or (c) delivered in person to the parties at the following addresses:

               If to the Company, to:

                        Kemper Investors Life Insurance Company
                        1600 McConnor Parkway
                        Schaumburg, IL 60196-6801
                        Attention: Chief Financial Officer

               With copies (which shall not constitute notice) to:

                        Kemper Corporation
                        1600 McConnor Parkway
                        Schaumburg, Illinois 60196-6801
                        Attention: David A. Bowers

                        Zurich Holding Company of America
                        1400 American Lane
                        Schaumburg, Illinois 60196-5452
                        Attention: David A. Bowers
                        Telecopier: (847) 605-6124

                        Willkie Farr & Gallagher
                        787 Seventh Avenue
                        New York, NY 1019

                        Attention: Thomas M. Cerabino

               If to the Reinsurer, to:

                        Federal Kemper Life Assurance Company
                        1600 McConnor Parkway
                        Schaumburg, Illinois 60196-6801
                        Attention: Chief Financial Officer

               With a copy (which shall not constitute notice) to:

                        Bank One
                        1111 Polaris Parkway OHI-1052
                        Columbus, Ohio 43271-0152
                        Attention: Kenneth B. Terwilleger
                        Telecopier: (614) 248-6157

                        And To:

                        Lord, Bissell & Brook
                        115 South LaSalle Street
                        Chicago, Illinois 60603
                        Attention: Mark R. Goodman
                        Telecopier: (312) 443-0336

Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this
Section 13.1.

          13.2. Confidentiality. Each of the parties shall maintain the confidentiality of all Confidential Information (as that term is defined in the Purchase Agreement)in accordance with Section 11.2 of the Purchase Agreement. The parties hereto agree that when disclosing nonpublic personal information to another party, ("NPI"), as defined in the Gramm-Leach-Bliley Act ("GLB") or as defined by an applicable state privacy statute, rule or regulation, (collectively, "State Privacy Laws"), the disclosing party will only do so pursuant to an exception set forth in both GLB and whatever, if any, State Privacy Laws may be applicable. The receiving party will maintain physical, electronic and procedural safeguards that comply with applicable state and federal regulations to guard all NPI. The receiving party's handling of any NPI, and the purpose for which the information may be used or disclosed by the receiving party, shall be in compliance with Applicable Law, including, but not limited to GLB and the Federal Fair Credit Reporting Act. The parties hereto also agree that a violation of the covenants described in this paragraph may cause irreparable and substantial damage and that no adequate remedy may be available at law or in equity. As a result, such violation may be enjoined through injunctive proceedings in addition to any other rights and remedies available at law or in equity.

          13.3. Entire Agreement. This Agreement, the other Transaction Agreements, the Purchase Agreement, the other agreements contemplated hereby and thereby, and the exhibits and the schedules hereto and thereto contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, written or oral, with respect thereto.

          13.4. Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion shall not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Reinsurer, respectively.

          13.5. No Third Party Beneficiaries. This Agreement constitutes an indemnity reinsurance agreement solely between the Company and the Reinsurer, and is intended solely for the benefit of the parties hereto and their permitted successors and assigns, and it is not the intention of the parties to confer any rights as a third-party beneficiary to this Agreement upon any other Person as to any term, condition or provision of this Agreement.

          13.6. Assignment. This Agreement shall not be assigned by either of the parties hereto, by operation of law or otherwise, without the prior written approval of the other party.

          13.7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO ITS CONFLICTS OF LAW DOCTRINE. ALL ISSUES RELATING TO VENUE AND JURISDICTION SHALL BE GOVERNED BY SECTION 11.4 OF THE PURCHASE AND SALE AGREEMENT.

          13.8. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          13.9. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law or if determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Reinsurer under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

          13.10. Schedules, Exhibits and Paragraph Headings. Schedules and exhibits attached hereto are made a part of this Agreement. Paragraph headings are provided for reference purposes only and are not made a part of this Agreement.

          13.11. Expenses. Except as explicitly provided to the contrary herein or in the Purchase Agreement, each party shall be solely responsible for all expenses it incurs in connection with this Agreement or in consummating the transactions contemplated hereby or performing the obligations imposed hereby, including, without limitation, the cost of its attorneys, accountants and other professional advisors.

          13.12. No Prejudice. The parties agree that this Agreement has been jointly negotiated and drafted by the parties hereto and that the terms hereof shall not be construed in favor of or against any party on account of its participation in such negotiations and drafting.

          13.13. Credit for Ceded Reinsurance. The Reinsurer shall take, at its own expense, all reasonable actions, including but not limited to, establishing security for its obligations under this Agreement in the form of a trust fund or letter of credit reasonably acceptable to the Company and the Illinois Director of Insurance, and maintain all licenses, permits and authorizations as are necessary in order for the Company to receive credit for reinsurance ceded hereunder, as reported in the Company's financial statements.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                        KEMPER INVESTORS LIFE INSURANCE COMPANY


                                        ----------------------------------------
                                        By:
                                        Title:


                                        FEDERAL KEMPER LIFE ASSURANCE COMPANY


                                        ----------------------------------------
                                        By:
                                        Title:

                                  Schedule 1.1

                            BOLI Business Agreements

BOLI POLICY ADMINISTRATION

     . Administrative Services Agreement, dated as of October 1, 1998, by and between the Company and Life Insurance Solutions, L.L.C.

     . Amendment No. 1 to Administrative Services Agreement, dated to be effective as of April 1, 2000, by and between the Company and Benefit Finance Partners, LLC

     . Amendment No. 2 to Administrative Services Agreement, dated as of October 1, 2001, by and between the Company and Benefit Finance Partners, LLC

     . Amendment No. 3 to Administrative Services Agreement, dated as of January 2, 2002, by and between the Company and Benefit Finance Partners, LLC

     . Amended and Restated Administrative Services Agreement, dated as of October 1, 2001, by and among the Company, Bancorp Services, L.L.C. and Zurich Benefit Finance LLC

PRODUCT AND TECHNOLOGY SUPPORT AGREEMENT

     . Amendment No. 1 to the Second Amended and Restated Product and Technology Support Agreement, dated as of September 16, 2002, by and among Bancorp Services, L.L.C., Zurich Benefit Finance LLC and the Company

     . Second Amended and Restated Product and Technology Support Agreement, effective as of October 1, 2001, by and between the Company and Zurich Benefit Finance LLC

SERIES I TECHNOLOGY LICENSE AND SERVICE AGREEMENT

     . Second Amended and Restated Series I Technology License and Service Agreement, effective as of October 1, 2002, by and among Bancorp Services, L.L.C., Zurich Benefit Finance LLC and the Company

REINSURANCE AGREEMENTS

     . Second Amended and Restated Group Variable Life Program Yearly Renewable Term Reinsurance Agreement (excluding Series I-XDC, Series I-XDR, Series I-NQP, Series I-W and non-experience rated cases), executed on January 11, 2002, between the Company and Zurich Insurance Company, Bermuda Branch Office, as amended by Amendment No. 1, entered into on January 29, 2002 and effective January 25, 2002

     . Amended and Restated Group Variable Life Program 2000 Yearly Renewable Term Reinsurance Agreement (including Series I-XDC, Series I-XDR, Series I-NQP, Series I-W and non-experience rated cases), executed on January 11, 2002, between the Company and Zurich Insurance Company, Bermuda Branch Office, as amended by Amendment No. 1, entered into on January 29, 2002 and effective January 25, 2002

     . Second Amended and Restated Individual Variable Life Program Yearly Renewable Term Reinsurance Agreement, executed on January 11, 2002, between the Company and Zurich Insurance Company, Bermuda Branch Office, as amended by Amendment No. 1, entered into on January 29, 2002 and effective January 25, 2002

     . Amended and Restated Trust Agreement, dated as of June 28, 2002, by and among Zurich Insurance Company, the Company and State Street Bank and Trust Company

SVP AGREEMENTS

     . Stable Value Protection Option Master Agreement (excluding Series I-XDC, Series I-XDR, Series I-NQP and Series I-W), dated as of October 1, 1999, as amended and restated as of October 1, 2001, by and between Zurich Insurance Company, Bermuda branch office and the Company

     . Stable Value Protection Option Master Agreement (including Series I-XDC, Series I-XDR, Series I-NQP and Series I-W), dated as of June 26, 2000, as amended and restated as of October 1, 2001, by and between Zurich Insurance Company, Bermuda branch office and the Company

INVESTMENT MANAGEMENT AGREEMENT

     . Amendment One to Second Amended and Restated Investment Management Agreement, dated as of January 31, 2002, between Zurich Scudder Investments, Inc. and the Company

     . Second Amended and Restated Investment Management Agreement, dated as of December 10, 2001, between Zurich Scudder Investments, Inc. and the Company

     . Second Amendment to Investment Management Agreement, dated as of June 19, 2002, between Goldman Sachs Asset Management and the Company

     . First Amendment to Investment Management Agreement, dated as of July 25, 2001, between Goldman Sachs Asset Management and the Company

     . Investment Management Agreement, dated as of June 28, 2000, between Goldman Sachs Asset Management and the Company

     . Amended and Restated Investment Management Agreement, dated as of December 12, 2002, between BlackRock Financial Management, Inc. and the Company

     . Third Amendment to Investment Management Agreement, dated as of January 23, 2003, between Salomon Brothers Asset Management, Inc. and the Company

     . Second Amendment to Investment Management Agreement, dated as of June 1, 2002, between Salomon Brothers Asset Management, Inc. and the Company

     . First Amendment to Investment Management Agreement, dated as of August 1, 2000, between Salomon Brothers Asset Management, Inc. and the Company

     . Investment Management Agreement, dated as of June 28, 2000, between Salomon Brothers Asset Management, Inc. and the Company

     . Investment Management Agreement, dated as of March 2, 1999, between Fidelity Management Trust Company and the Company (and the related Operational Guidelines)

     . Operational Guidelines for the Company Variable Series I Separate Account, dated as of March 2, 1999, between Fidelity Management Trust Company and the Company

BFP SECURITIES, LLC DISTRIBUTION AGREEMENT

     . Second Amended and Restated Distribution Agreement, date as of March 8, 1999, by and between the Company and Life Insurance Solutions, L.L.C.

     . Notice of Assignment of Second Amended and Restated Distribution Agreement, dated March 24, 2000 from Life Insurance Solutions, L.L.C. to the Company.

BENEFIT FINANCE SECURITIES, LLC LIMITED DISTRIBUTION AGREEMENT

     . Distribution Agreement, dated as of October 1, 1999, by and between the Company and Benefit Finance Securities, LLC (subsidiary of Bancorp Services, LLC)

BENEFIT FINANCE SECURITIES, LLC LIMITED DISTRIBUTION AGREEMENT

     . Limited Distribution Agreement, dated as of August 16, 1999, by and between the Company and Benefit Finance Securities, LLC (subsidiary of Bancorp Services, LLC)

     . Amendment No. 1 to Limited Distribution Agreement, effective as of October 1, 1999, by and between the Company and Benefit Finance Securities, LLC

     . Assignment of Limited Distribution Agreement, dated as of September 30, 1999, by Benefit Finance Securities, LLC

     . Consent and Agreement (Limited Distribution Agreement), dated as of September 30, 1999, by and between the Company and Life Insurance Solutions, L.L.C.

     . Assignment and Assumption Agreement, dated as of April 3, 2000, by and between Benefit Finance Partners, LLC (f/k/a Life Insurance Solutions, L.L.C., BFP Securities, LLC, the Company and Benefit Finance Securities, LLC

     . Assignment of Distributor's Compensation and Consent, dated as of April 10, 2003, by and among BFP Securities, LLC, the Company, and Wachovia Securities, Inc.

ZCM DISTRIBUTION AGREEMENT

     . Distribution Agreement, dated March 4, 1999, KILICO and Zurich Capital Markets Securities Inc.

FUND ACCOUNTING AND ADMINISTRATION

     . Second Amendment to Accounting & Administration Agreement, made and entered into as of December 11, 2002, by and between the Company and The Nottingham Management Company

     . First Amendment to Accounting & Administration Agreement, made and entered into as of December 28, 2001, by and between the Company and The Nottingham Management Company

     . Accounting & Administration Agreement, made and entered into as of July 31, 2001, by and between the Company and The Nottingham Management Company

GENERAL AGENCY AGREEMENTS

     . General Agent Agreement, dated August 17, 1999, between KILICO and Old Kent Insurance Group

     . General Agent Agreement, dated December 10, 1998, between KILICO, KeyCorp Insurance Agency USA Inc., an Idaho Company, KeyCorp Insurance Agency USA Inc., a Washington Company and KeyCorp Insurance Agency USA Inc., an Ohio Company

     . General Agent Agreement, dated December 16, 1998, between KILICO and William J. Lynch

     . General Agent Agreement, dated July 30, 1999, between KILICO and Wheat Insurance Services, Inc.

     . General Agent Agreement, dated November 20, 1998, between KILICO, First Union Mortgage Corporation, First Union Insurance Agency of FL, Inc., Old York Agency, Inc. and First Union Insurance Agency of NC, Inc.

     . General Agent Agreement, dated December 18, 1998, between KILICO and Bancorp Services, LLC

     . General Agent Agreement, dated December 9, 1998, between KILICO and Zurich Capital Markets Securities, Inc.

WACHOVIA ASSIGNMENT

..    Assignment of Distributor's Compensation and Consent, dated as of April 10,
     2003 by and among BFP Securities, LLC, the Company and Wachovia Securities, Inc.

ADDITIONAL AGREEMENTS

..    Distribution Agreement, dated October 27, 1997, between Investors Brokerage
     Services, Inc. and KILICO (KILICO Variable Series I Separate Account).

..    Letter Agreement, dated February 14, 2001 between FKLA and KILICO.

     .    Letter Agreement, February 22, 2001, between ESB Bank and KILICO.

..    Amended and Restated Investment Management Agreement, dated as of June 28,
     2002, between Goldman Sachs Asset Management and Zurich Insurance Company.

..    Investment Management Agreement, dated as of June 28, 2002, between AIG
     Global Investment Corp. and Zurich Insurance Company. . Futures Account Agreement, between Morgan Stanley and KILICO.

..    Letter Agreement, dated December 21, 2000, between Peoples, Inc. and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated December 7, 2000, between Precision Castparts Corp.
     and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated August 15, 2000, between Provident Bank of Maryland and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated August 18, 2000, between Liberty Federal Bank and
     Kemper Investors Life Insurance Company.

..    Letter Agreement, dated June 28, 2000, between Washington Mutual Bank and
     Kemper Investors Life Insurance Company.

..    Letter Agreement, dated March 15, 2000, between Allegiant Bank and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated December 30, 1999, between US Trust Bank and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated December 22, 1998, between Old Kent Bank and Kemper
     Investors Life Insurance Company, as amended December 22, 1998.

..    Letter Agreement, dated December 21, 1999, between Hudson River Bancorp,
     Inc. and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated October 1, 1999, between St. Paul Federal Bank for
     Savings and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated April 28, 1999, between Parker Hannifin Corporation and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated December 30, 1998, between Catskill Savings Bank and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated December 22, 1998, between FirstBancorp, Inc. and
     Kemper Investors Life Insurance Company.

..    Letter Agreement, dated December 21, 1998, between Marshall & Ilsley
     Corporation and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated December 8, 1998, between F.N.B. Corporation and
     Kemper Investors Life Insurance Company.

..    Letter Agreement, dated August 14, 1998, between Mercantile Bank and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated May 1, 1998, between Harris Bankcorp and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated May 1, 1998, between Harris Trust and Savings Bank and Kemper Investors Life Insurance Company.

..    Letter Agreement, dated December 30, 1997, between KeyCorp and Kemper
     Investors Life Insurance Company.

..    Letter Agreement, dated June 30, 2000, between Centier Bank and Kemper
     Investors Life Insurance Company.

..    Selling Group Agreement, between BFP Securities, LLC and Kemper Investors
     Life Insurance Company.

..    Amended and Restated Letter Agreement, dated as of October 1, 1999, between
     Charter One Bank, F.S.B., Charter One Financial, Inc. and its affiliates, and Kemper Investors Life Insurance Company.

..    Commodity Futures Customer Agreement, dated December 17, 2002, between
     Morgan Stanley & Co. Incorporated and Kemper Investors Life Insurance Company.

                                 Schedule 1.1(A)

                                 BOLI Contracts

                                                                                                         Fee Retained
                                                                                                         by KILICO on
                                                                                                       In-Force Policies'
                                                                                                        Investment Value
                                                                                                  ---------------------------
                                                                                                  All Divisions
                                                                                                     (Except
                           Policy                                                                   Strategic     Strategic
Group                      Issue                                                                      Income        Income
 No        Policy No       Date                           Policy Owner                              Divisions)*   Divisions**
-----   ---------------   --------   ----------------------------------------------------------   -------------   -----------
  1     KI9001-S01        06/06/97   Star Banc Corporation Rabbi Trust                                0.085%         0.105%
  1     KI9002-S01        10/08/97   Strongsville Savings Bank                                        0.085%         0.105%
  1     KI9003-S01        10/29/97   First Union National Bank, Charlotte North Carolina
                                        Revocable Trust                                               0.085%         0.105%
  1     KI9004-S01        10/29/97   First Union National Bank, Avondale Pennsylvania
                                        Revocable Trust                                               0.085%         0.105%
  1     KI9006-S01        12/19/97   First Bank Revocable Trust                                       0.085%         0.105%
  1     KI9007-S01        12/18/97   First Union National Bank, Charlotte North Carolina
                                        Revocable Trust                                               0.085%         0.105%
  1     KI9008-S01        12/18/97   First Union National Bank, Avondale Pennsylvania Revocable
                                        Trust                                                         0.085%         0.105%
  1     KI9009-S01-A      12/19/97   BankBoston, National Assoc. BOLI Grantor Trust                   0.085%         0.105%
  1     KI9010-S01        12/30/97   KeyBank National Association Trust                               0.085%         0.105%
  1     KI9012-S01        02/27/98   First Bank Revocable Trust                                       0.085%         0.105%
  1     KI9014-S01        05/01/98   Harris Trust And Savings Bank                                    0.085%         0.105%
  1     KI9021-S01        12/22/98   Old Kent Bank Business Life Insurance Grantor Trust              0.085%         0.105%
  1     KI9022-S01        12/21/98   Marshall & Ilsley Business Life Insurance Trust                  0.085%         0.105%
  4     KI9032-S01++      12/30/99   USTrust Bank Owned Life Insurance Grantor Trust                  0.085%         0.105%
  1     KI9035-S01-W++    06/28/00   Washington Mutual Bank, FA Grantor Trust                         0.085%         0.105%
  1     KI9036-S01-W++    06/28/00   Washington Mutual Bank, Grantor Trust                            0.085%         0.105%
  2     KI9011-S01-B      12/17/97   Hickory Springs Manufacturing Company Revocable Life             0.100%         0.120%
                                        Insurance Trust
  2     KI9011a-S01-B     12/17/97   Hickory Springs Manufacturing Company Revocable Life             0.100%         0.120%
                                        Insurance Trust
  2     KI9015-S01-B      08/14/98   Mercantile Bank Revocable Trust                                  0.100%         0.120%
  2     KI9016-S01-B      12/08/98   FNB Revocable Trust                                              0.100%         0.120%
  2     KI9017-S01-F      12/22/98   FirstBancorp, Inc. Revocable Trust                               0.100%         0.120%
  2     KI9020-S01-I      12/30/98   Catskill Savings Bank, Revocable Trust                           0.100%         0.120%
  2     KI9025-S01-K      03/05/99   Sterling, Inc., 1996 Exec. Benefit Plan                          0.100%         0.120%
  2     KI9027-S01-K      04/28/99   Parker Hannifin Corp Rev Trust                                   0.100%         0.120%
  2     KI9031-S01-F++    12/21/99   Hudson River Bancorp, Inc. Rev. Trust                            0.100%         0.120%
  2     KI9033-S01-F++    03/15/00   Allegiant Bank Revocable Trust                                   0.100%         0.120%

  2     KI9034-S01-XDC    06/30/00   Centier Bank Revocable Trust                                     0.080%         0.100%
  2     KI9037-S01-XDC    08/18/00   Liberty Federal Bank Revocable Trust                             0.080%         0.100%
  2     KI9037a-S01-XDC   11/21/00   Liberty Federal Bank Revocable Trust                             0.080%         0.100%
  2     KI9039-S01-XDC    08/15/00   Provident Bank of Maryland Revocable Trust                       0.080%         0.100%
  2     KI9041-S01-XDR++  02/14/01   Federal Kemper Life Assurance, Co. Rev. Trust                    0.080%         0.100%
  2     KI9042-S01-NQP    12/07/00   Precision Castparts Corp., Umbrella Trust                        0.080%         0.100%
  2     KI9042a-S01-NQP   12/07/00   Precision Castparts Corp., Umbrella Trust                        0.080%         0.100%
  2     KI9043-S01-NQP    12/18/00   Lincoln Electric Co. Exec. Benefit Plan Rev. Trust               0.080%         0.100%
  2     KI9044-S01-NQP    12/18/00   Lincoln Electric Co. Exec. Benefit Plan Rev. Trust               0.080%         0.100%
  2     KI9045-S01-NQP    12/18/00   Lincoln Electric Co. Exec. Benefit Plan Rev. Trust               0.080%         0.100%
  2     KI9046-S01-NQP    12/18/00   Lincoln Electric Co. Rev. Trust                                  0.080%         0.100%
  2     KI9050-S01-XDC    12/21/00   Peoples Banks Rev. Trust                                         0.080%         0.100%

                                 Schedule 1.1(A)

                                 BOLI Contracts

                                                                                                         Fee Retained
                                                                                                         by KILICO on
                                                                                                       In-Force Policies'
                                                                                                        Investment Value
                                                                                                  ---------------------------
                                                                                                  All Divisions
                                                                                                     (Except
                           Policy                                                                   Strategic     Strategic
Group                      Issue                                                                      Income        Income
 No        Policy No       Date                           Policy Owner                              Divisions)*   Divisions**
-----   ---------------   --------   ----------------------------------------------------------   -------------   -----------
  2     KI9050a-S01-XDC   12/21/00   Peoples Banks Rev. Trust                                         0.080%         0.100%
  2     KI9050b-S01-XDC   09/06/01   Peoples Banks Rev. Trust                                         0.080%         0.100%
  2     KI9051-S01-XDC    02/22/01   ESB Bank Supplemental Exec. Ret. Plan Trust                      0.080%         0.100%
  2     KI9052-S01-XDC    02/22/01   ESB Bank Revocable Trust                                         0.080%         0.100%

  2     KI9053-S01-XDC    10/23/01   Centier Bank Revocable Trust                                     0.100%         0.120%
  2     KI9054-S01-XDC    12/28/01   AmericanWest Bank                                                0.100%         0.120%
  2     KI9055-S01-XDC    01/16/02   FirstBancorp, Inc. Revocable Trust                               0.100%         0.120%

  4     KI9019-S01E       12/17/98   USTrust Bank Owned Life Insurance Grantor Trust                  0.100%         0.120%
  4     KI9024-S01-EF     12/22/98   Time Warner Entertainment Company, L.P.                          0.100%         0.120%
  4     KI9024a-S01-EF    12/22/98   Time Warner Inc.                                                 0.100%         0.120%
  4     KI9026-S01-BFS    03/09/99   Charter One Bank, F.S.B. Business Life Insurance
                                        Grantor Trust                                                 0.100%         0.120%
  4     KI9028-S01-BFS    06/01/99   S&T Bank Business Life Insurance Trust                           0.100%         0.120%
  4     KI9029-S01-BFS    10/01/99   St. Paul Federal Bank For Savings Life Insurance Trust           0.100%         0.120%

* Equals the In-Force Policies Company Fee in Section 4.5 of the Second Amended and Restated Product and Technology Support Agreement, dated as of March 4, 2002 and effective as of October 1, 2001

** Equals the In-Force Policies SID Company Fee in Section 4.5 of the Second Amended and Restated Product and Technology Support Agreement, dated as of March 4, 2002 and effective as of October 1, 2001

*** With respect to New Policies issued after October 1, 2001 (subject to clarification provided in Amendment No. 1 to the Second Amended and Restated Product and Technology Support Agreement) the fee retained by the Company on Investment Value (excluding Investment Value of Strategic Income Divisions) is 0.100% and the fee retained by the Company on Investment Value of Strategic Income Divisions is 0.120%.

                                 Schedule 1.1(B)

                         Destinations Annuity Contracts

     Individual Policy Forms   L-1550
                               L-1550 FL
                               L-1550 MD
                               L-1550 NC
                               L-1550 OR
                               L-1550 UT
                               L-1550 VT
                               L-1550 WA

     Group Contract Forms      L-8166
                               L-8166 AZ
                               L-8166 CT
                               L-8166 ID
                               L-8166 MA
                               L-8166 MO
                               L-8166 MT
                               L-8166 NE
                               L-8166 NH
                               L-8166 ND
                               L-8166 TX
                               L-8166 WI

     Group Certificate Forms   L-8165
                               L-8165 CT
                               L-8165 MO
                               L-8165 MT
                               L-8165 SC
                               L-8165 TX
                               L-8165 WI

     GRIB Rider, Version A     L-8181 (contract endorsement)
                               L-8167 (certificate endorsement)

     GRIB Rider, Version B     L-8198
                               L-8199
                               L-8205
                               L-8206
     GRIB Endorsement          L-8390
                               L-8390 MD

                                 Schedule 1.1(C)

                              Intentionally Omitted

                                 Schedule 1.1(D)

                                    Policies

Kemper Investors Life Insurance Company

Life and Annuity Policies

Form Number       Title                                                              Marketing Name
-----------------------------------------------------------------------------------------------------------------------------
S-6001            Term Life Insurance to Age 95                                      WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-6002            Flexible Premium Adjustable Life Insurance                         Power TUL
-----------------------------------------------------------------------------------------------------------------------------
S-6003            Flexible Premium Variable Life Insurance Policy                    Power V; WMA VUL
-----------------------------------------------------------------------------------------------------------------------------
L-8152            One Year Term Life Insurance Policy                                PS 58
-----------------------------------------------------------------------------------------------------------------------------
L-8513R/          Group Term Life Insurance Policy/Certificate                       Swift Term
L-8514R
-----------------------------------------------------------------------------------------------------------------------------
S-7004            Individual Flexible Premium Variable Life Insurance Policy         Series II, Series III (replaced by
                                                                                     L-8172)
-----------------------------------------------------------------------------------------------------------------------------
S-7005            Survivorship, Flexible Premium Variable Life Insurance Policy      Series V, Series VI (replaced by
                                                                                     L-8174)
-----------------------------------------------------------------------------------------------------------------------------
S-7006            Individual Flexible Premium Variable Life Insurance Policy         Series IV (replaced by L-8173)
-----------------------------------------------------------------------------------------------------------------------------
S-7007            Survivorship, Flexible Premium Variable Life Insurance Policy      Series VII (replaced by L-8175)
-----------------------------------------------------------------------------------------------------------------------------
L-8144/           Individual Flexible Premium Variable Life Insurance Policy         PCG I, previously Offitbank
L-8144CV
-----------------------------------------------------------------------------------------------------------------------------
L-8145/           Survivorship, Flexible Premium Variable Life Insurance Policy      PCG I, previously Offitbank
L-8145CV
-----------------------------------------------------------------------------------------------------------------------------
L-8161/           Individual Flexible Premium Variable Life Insurance Policy         First Foundation
L-8161CV
-----------------------------------------------------------------------------------------------------------------------------
L-8162/           Survivorship, Flexible Premium Variable Life Insurance Policy      First Foundation
L-8162CV
-----------------------------------------------------------------------------------------------------------------------------
L-8172            Individual Flexible Premium Variable Life Insurance Policy         QPi; (previously: Series II & Series
                                                                                     III), Series VIII, Series X
-----------------------------------------------------------------------------------------------------------------------------
L-8173            Individual Flexible Premium Variable Life Insurance Policy         Series IV
-----------------------------------------------------------------------------------------------------------------------------
L-8174            Survivorship, Flexible Premium Variable Life Insurance Policy      QPs; (previously: Series V & Series
                                                                                     VI), Series IX
-----------------------------------------------------------------------------------------------------------------------------
L-8175            Survivorship, Flexible Premium Variable Life Insurance Policy      Series VII
-----------------------------------------------------------------------------------------------------------------------------
L-8189            Individual Flexible Premium Variable Life Insurance Policy         Series 1A (individual BOLI)
-----------------------------------------------------------------------------------------------------------------------------
L-8358/           Individual Flexible Premium Variable Life Insurance Policy         PCG II
L-8358CV
-----------------------------------------------------------------------------------------------------------------------------
L-8359/L-8359CV   Survivorship, Flexible Premium Variable Life Insurance Policy      PCG II
-----------------------------------------------------------------------------------------------------------------------------
L-8387            Individual Modified Premium Variable Universal Life Insurance      Destinations Life, previously SPVUL
                  Policy
-----------------------------------------------------------------------------------------------------------------------------
L-8388            Survivorship, Modified Premium Variable Universal Life Insurance   Destinations Life, previously SPVUL
                  Policy
-----------------------------------------------------------------------------------------------------------------------------
L-8408/           Individual Flexible Premium Variable Life Insurance Policy         guaranteed and simplified issue First
L-8408CV                                                                             Foundation
-----------------------------------------------------------------------------------------------------------------------------
L-8521            Flexible Premium Variable Life Insurance Policy                    Lifeinvestor
-----------------------------------------------------------------------------------------------------------------------------
L-8594/           Individual Flexible Premium Variable Life Insurance Policy         PCG III
L-8594CV
-----------------------------------------------------------------------------------------------------------------------------
L-8595/           Survivorship, Flexible Premium Variable Life Insurance Policy      PCG III
L-8595CV
-----------------------------------------------------------------------------------------------------------------------------
L-8232/           Group Flexible Premium Variable Deferred Annuity/Certificate       Series XV, previously PPVA
L-8233
L-1000 (6/89)     Fixed and Variable Deferred Annuity                                Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-1000 (6/93)     Fixed and Variable Deferred Annuity                                Advantage III

-----------------------------------------------------------------------------------------------------------------------------
L-1600 (9/91)     Group Flexible Premium Modified Guaranteed And                     Passport
/L-1650 (9/91)    Variable Deferred Annuity Contract/Certificate
-----------------------------------------------------------------------------------------------------------------------------
L-1600 (10/93)    Group Flexible Premium Modified Guaranteed And                     Passport
/L-1650 (10/93)   Variable Deferred Annuity Contract/Certificate
-----------------------------------------------------------------------------------------------------------------------------
L-1750 (5/91)     Single Premium Deferred Annuity                                    Bonus
-----------------------------------------------------------------------------------------------------------------------------
L-1750 (6/93)     Single Premium Deferred Annuity                                    Bonus
-----------------------------------------------------------------------------------------------------------------------------
L-8481R           Flexible Premium Deferred Annuity                                  Zurich Classic; previously Taxsaver II
-----------------------------------------------------------------------------------------------------------------------------
L-8589/           Individual Flexible Premium Modified Guaranteed, Fixed and         Zurich Preferred
L-8613/           Variable Deferred Annuity/Group Contract/Certificate
L-8614
-----------------------------------------------------------------------------------------------------------------------------
L8696/            Group Flexible Premium Modified Guaranteed, Fixed and Variable     Zurich Preferred Plus
L-8697/           Deferred Annuity Contract/ /Certificate/Individual
L-8698            Contract
-----------------------------------------------------------------------------------------------------------------------------
L-8761/           Group Flexible Premium Modified Guaranteed, Fixed Deferred         Classic II
L-8762/           Annuity Contract/Certificate/Individual Contract
L-8763
-----------------------------------------------------------------------------------------------------------------------------
L-8823/           Group Flexible Premium Modified Guaranteed, Fixed and Variable     L Share/Archway/ZS4
L-8824/           Deferred Annuity Contract/ /Certificate/Individual
L-8825            Contract
-----------------------------------------------------------------------------------------------------------------------------
L-8881/           Group Flexible Premium Fixed Deferred Annuity                      Discover
L-8880/           Contract/Certificate/ Individual Contract
L-8882
-----------------------------------------------------------------------------------------------------------------------------
L-9001 (9/88)     Flexible Premium Deferred Annuity                                  Allsavers
-----------------------------------------------------------------------------------------------------------------------------
L-9001 (6/93)     Flexible Premium Deferred Annuity                                  Allsavers
-----------------------------------------------------------------------------------------------------------------------------
L-8843            Single Premium Fixed Deferred Annuity w/MVA                        Zurich Elite
-----------------------------------------------------------------------------------------------------------------------------
L-5695 (8/82)     Flexible Premium Adjustable Life                                   Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6101 (4/83)     Single Premium Whole Life - Interest sensitive TEFRA corridor      Single Prem. Whole Life
-----------------------------------------------------------------------------------------------------------------------------
L-6192 (9/83)     Single Premium Universal Life                                      Living Life
-----------------------------------------------------------------------------------------------------------------------------
L-8001 (1/87)     Variable Universal Life                                            Kemper Select VUL
-----------------------------------------------------------------------------------------------------------------------------
L-8002 (3/87)     Variable Universal Life                                            Kemper Select VUL II
-----------------------------------------------------------------------------------------------------------------------------
L-6424 (11/84)    Flexible Premium Deferred Annuity                                  TaxSaver
-----------------------------------------------------------------------------------------------------------------------------
L-6086A (7/84)    Single Premium Deferred Annuity                                    Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6086 (2/83)     Single Premium Deferred Annuity                                    Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6086 (12/82)    Single Premium Deferred Annuity                                    Choice
-----------------------------------------------------------------------------------------------------------------------------
L-5856 (1/82)     Individual Periodic Premium Deferred Fixed Annuity and             Advantage III
                  Variable Annuity
-----------------------------------------------------------------------------------------------------------------------------
L-5857            Deferred Fixed and Variable Annuity                                Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-1100, L-1150,                                                                      Kemper Renuity
L-1175
-----------------------------------------------------------------------------------------------------------------------------

Kemper Investors Life Insurance Company

Riders and Benefits for Life and Annuities

Form Number       Description                                                     Used With
-----------------------------------------------------------------------------------------------------------------------------
S-9201 (5/94)     Other Insured Rider                                             WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-9202 (5/94)     Accidental Death Benefit Rider                                  WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-9203            Waiver of Premium Rider                                         WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-9204            Dependent Children's Rider                                      WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-9205            Accelerated Death Benefit Rider                                 WMA Term
-----------------------------------------------------------------------------------------------------------------------------
S-9207 (2/95)     Waiver of Monthly Deduction Rider                               Power TUL, Power V
-----------------------------------------------------------------------------------------------------------------------------
S-9212            Accidental Death Rider                                          Power TUL
-----------------------------------------------------------------------------------------------------------------------------
S-9213 (2/95)     Other Insured Rider                                             Power TUL, Power V, LifeInvestor
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
S-9216 (2/95)     Dependent Children's Rider                                      Power TUL, Power V, LifeInvestor
-----------------------------------------------------------------------------------------------------------------------------
S-9217            Accelerated Death Benefit Rider                                 Power TUL
-----------------------------------------------------------------------------------------------------------------------------
S-9218            Accelerated Death Benefit Rider                                 First Foundation, LifeInvestor, PCG III
-----------------------------------------------------------------------------------------------------------------------------
L-8163            Extended Maturity Option Rider                                  QPi, Series IV, First Foundation (ind),
                                                                                  PCG II (ind), PCG III (ind), Lifeinvestor
-----------------------------------------------------------------------------------------------------------------------------
L-8164            Extended Maturity Option Rider                                  QPs, Series VII, First Foundation (sur),
                                                                                  PCG II (sur), PCG III (sur)
-----------------------------------------------------------------------------------------------------------------------------
L-8168            Disability Waiver Rider                                         Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8182            Disability Waiver Rider                                         Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8535            Waiver of Selected Premium Rider                                LifeInvestor
-----------------------------------------------------------------------------------------------------------------------------
L-8590            Accelerated Death Benefit Rider                                 Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8602            Nursing Care Waiver Rider                                       Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8670            ZKL Employee/Broker Bonus Program                               Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8671            ZKL Employee/Broker Bonus Program                               Destinations Life
-----------------------------------------------------------------------------------------------------------------------------
L-8860            Endorsement - Reduction of Premium Charges                      Lifeinvestor
-----------------------------------------------------------------------------------------------------------------------------
L-8870            No Lapse Guarantee Period Extension Endorsement                 Power V
-----------------------------------------------------------------------------------------------------------------------------
L-1002 (6/93)     Sex Distinct Option Table                                       Advantage III, Passport ('93 version),
                                                                                  Bonus, Allsavers, Classic
-----------------------------------------------------------------------------------------------------------------------------
L-1003 (6/93)     Unisex Option Table                                             Advantage III, Passport ('93 version),
                                                                                  Bonus, Allsavers, Classic
-----------------------------------------------------------------------------------------------------------------------------
L-1027            Withdrawal Charge Waiver Endorsement                            Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-1070 (6/93)     Qualified Plan Supplemental Rider                               Advantage III, Allsavers, Bonus,
                                                                                  Passport, Destinations I
-----------------------------------------------------------------------------------------------------------------------------
L-1080            Transfer Amendment                                              Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-1551            Sex Distinct Option Table                                       Destinations I
-----------------------------------------------------------------------------------------------------------------------------
L-1552            Unisex Option Table                                             Destinations I
-----------------------------------------------------------------------------------------------------------------------------
L-1606 (9/91)     Sex Distinct Option Table                                       Passport ('91 version)
-----------------------------------------------------------------------------------------------------------------------------
L-1607 (9/91)     Unisex Option Table                                             Passport ('91 version)
-----------------------------------------------------------------------------------------------------------------------------
L-1627/           Miscellaneous Endorsement                                       Passport
L-1628
-----------------------------------------------------------------------------------------------------------------------------
L-1629            Miscellaneous Endorsement                                       Passport
-----------------------------------------------------------------------------------------------------------------------------
L-1630            Miscellaneous Endorsement                                       Passport
-----------------------------------------------------------------------------------------------------------------------------
L-1665 (11/91)    Annuity Option Endorsement                                      Passport
-----------------------------------------------------------------------------------------------------------------------------
L-1712 (5/91)     Sex Distinct Option Table                                       Bonus (PA)
-----------------------------------------------------------------------------------------------------------------------------
L-1713 (5/91)     Unisex Option Table                                             Bonus (PA)
-----------------------------------------------------------------------------------------------------------------------------
L-1720/L-1721     Transfer Restrictions Amendment                                 Passport
-----------------------------------------------------------------------------------------------------------------------------
L-1772 (12/93)    Qualified Plan Loan Rider                                       Allsavers, Bonus, Passport, Destinations I
-----------------------------------------------------------------------------------------------------------------------------
L-1775            Qualified Plan Loan Rider                                       Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-5501 (2/83)     Texas Optional Retirement Program Endorsement                   Advantage III, Bonus, Allsavers,
                                                                                  Passport, Classic, Destinations II
-----------------------------------------------------------------------------------------------------------------------------
L-6741 (9/93)     Arkansas Alternate Retirement Plan Endorsement                  Advantage III, Bonus, Allsavers,
                                                                                  Passport, Classic, Destinations II
-----------------------------------------------------------------------------------------------------------------------------
L-7042 (5/91)     Nursing Home Endorsement                                        all products except Classic II,
                                                                                  Destinations II & L Share
-----------------------------------------------------------------------------------------------------------------------------
L-7065 (9/93)     IRA Rider (to be replaced by L-8749)                            all products offered as IRAs
-----------------------------------------------------------------------------------------------------------------------------
L-8150            SIMPLE IRA Rider                                                all products offered as SIMPLE IRAs
-----------------------------------------------------------------------------------------------------------------------------
L-8187            Roth IRA Rider                                                  all products offered as Roths
-----------------------------------------------------------------------------------------------------------------------------
L-8198 (2/99)/    Guaranteed Retirement Income Benefit                            Destinations I
L-8199 (2/99)
-----------------------------------------------------------------------------------------------------------------------------
L-8330/           IRA Rider                                                       Destinations I, Preferred, Preferred
L-8331                                                                            Plus, Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8341            457 Deferred Compensation Rider                                 all products offered under 457 plans
-----------------------------------------------------------------------------------------------------------------------------
L-8457/           Qualified Plan Supplemental Rider                               Destinations I
L-8458
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
L-8459/L-8460     ERISA Loan Rider                                                Destinations I, Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8496            Qualified Plan Rider                                            Classic
-----------------------------------------------------------------------------------------------------------------------------
L-8620            Unisex Rider (includes unisex option table)                     Preferred, Preferred Plus, Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8621            Qualified Plan Rider                                            Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8622            Qualified Plan Rider                                            Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8668            ZKL Employee/Broker Bonus Program                               Destinations I
-----------------------------------------------------------------------------------------------------------------------------
L-8717            Disability Waiver Rider                                         Destinations II & L Share
-----------------------------------------------------------------------------------------------------------------------------
L-8718            Nursing Care Waiver Rider                                       Destinations II & L Share
-----------------------------------------------------------------------------------------------------------------------------
L-8739(80)/       Guaranteed Retirement Income Benefit                            Destinations II
L-8739(85)
-----------------------------------------------------------------------------------------------------------------------------
L-8740            Earnings Based Death Benefit Rider                              Destinations II
-----------------------------------------------------------------------------------------------------------------------------
L-8741            Value Credit Rider                                              Destinations II
-----------------------------------------------------------------------------------------------------------------------------
L-8749            IRA Rider                                                       all products offered as IRAs
-----------------------------------------------------------------------------------------------------------------------------
L-8750            Employee/Broker Bonus Credit Program                            Destinations II
-----------------------------------------------------------------------------------------------------------------------------
L-8781            Disability Waiver Endorsement                                   Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8782            Nursing Care Waiver Endorsement                                 Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8784            Guaranteed Minimum Death Benefit Endorsement                    Advantage III, Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8785            Guaranteed Retirement Income Benefit Endorsement                Advantage III, Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8786            Earnings Based Death Benefit Endorsement                        Advantage III, Preferred, Preferred Plus
-----------------------------------------------------------------------------------------------------------------------------
L-8818            Endorsement - Market Value Adjustment Rider                     Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8819            Amendment to Master Policy - Market Value Adjustment
                  Waiver                                                          Classic II
-----------------------------------------------------------------------------------------------------------------------------
L-8827            Unisex Rider                                                    L Share, Elite
-----------------------------------------------------------------------------------------------------------------------------
L-8829            Purchase Payment Bonus Endorsement                              Discover
-----------------------------------------------------------------------------------------------------------------------------
L-8830            1st Year Interest Rate Bonus Endorsement                        Discover
-----------------------------------------------------------------------------------------------------------------------------
L-8834            Enhanced Death Benefit Rider                                    L Share
-----------------------------------------------------------------------------------------------------------------------------
L-8835            Enhanced Death Benefit Rider                                    L Share
-----------------------------------------------------------------------------------------------------------------------------
L-8861            ERISA Loan Rider                                                Classic II, Elite
-----------------------------------------------------------------------------------------------------------------------------
L-8868            Qualified Plan Rider                                            Classic II, Elite
-----------------------------------------------------------------------------------------------------------------------------
L-8871/           Withdrawal Endorsement (certificate/policy)                     Preferred Plus
L-8872
-----------------------------------------------------------------------------------------------------------------------------
L-8884            Waiver of Withdrawal Charge upon Terminal Illness               Discover
                  Endorsement
-----------------------------------------------------------------------------------------------------------------------------
L-8885            Waiver of Withdrawal Charge upon Unemployment Compensation      Discover
                  Endorsement
-----------------------------------------------------------------------------------------------------------------------------
L-9004 (9/88)     Sex Distinct Option Table                                       Allsavers (OR)
-----------------------------------------------------------------------------------------------------------------------------
L-9005 (9/88)     Unisex Option Table                                             Allsavers (OR)
-----------------------------------------------------------------------------------------------------------------------------
L-9006 (9/88)     Unisex Amendment                                                all products offered under qualified
                                                                                  plans except Preferred, Preferred Plus &
                                                                                  Classic II, Renuity
-----------------------------------------------------------------------------------------------------------------------------
L-8851            IRA Rider                                                       Zurich Elite
-----------------------------------------------------------------------------------------------------------------------------
L-8844            Extended Care                                                   Zurich Elite
-----------------------------------------------------------------------------------------------------------------------------
L-8845, L-8846,   MVA Riders                                                      Zurich Elite
L-8848
-----------------------------------------------------------------------------------------------------------------------------
L-5777 (05/83)    Table of Guaranteed Max. Ins.                                   Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6564 (12/85)    Endorsement - Minimum Interest                                  Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6176 (9/84)     Table of Min. Death Benefit                                     Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6398 (9/84)     Endorsement - Periodic premium                                  Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6083 (12/82)    Endorsement - Interest Rates                                    Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6211 (9/83)     Table of Max Ins rates                                          Living Life
-----------------------------------------------------------------------------------------------------------------------------
L-6220 (9/83) A   Table of Death Benefits                                         Living Life
-----------------------------------------------------------------------------------------------------------------------------
L-6220 (9/83) B   Table of Death Benefits                                         Living Life
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
L-6205 (10/83)    Endorsement                                                     Living Life
-----------------------------------------------------------------------------------------------------------------------------
L-6216 (9/83)     Endorsement                                                     Living Life
-----------------------------------------------------------------------------------------------------------------------------
L-8050 (6/87)     Endorsement                                                     Kemper Select VUL
-----------------------------------------------------------------------------------------------------------------------------
L-8027 (1/87)     Table of COI Rates - Non-Smoker                                 Kemper Select VUL
-----------------------------------------------------------------------------------------------------------------------------
L-8028 (1/87)     Table of COI Rates - Smoker                                     Kemper Select VUL
-----------------------------------------------------------------------------------------------------------------------------
L-8080 (1/91)     Endorsement                                                     Kemper Select VUL (not TX)
-----------------------------------------------------------------------------------------------------------------------------
L-8033 (3/87)     Table of Guar Max COI Rates                                     Kemper Select VUL II
-----------------------------------------------------------------------------------------------------------------------------
L-6155 (4/83)     Endorsement - Surrender Charge                                  Single Premium Whole Life
-----------------------------------------------------------------------------------------------------------------------------
L-6992 (10/90)    Endorsement                                                     TaxSaver
-----------------------------------------------------------------------------------------------------------------------------
L-6846 (1/89)     Endorsement                                                     TaxSaver
-----------------------------------------------------------------------------------------------------------------------------
L-6206 (8/83)     Endorsement                                                     TaxSaver, Choice
-----------------------------------------------------------------------------------------------------------------------------
L-7024 (3/91)     Endorsement                                                     TaxSaver
-----------------------------------------------------------------------------------------------------------------------------
L-6803 (12/87)    Endorsement                                                     TaxSaver
-----------------------------------------------------------------------------------------------------------------------------
L-6410 (11/84)    Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6623 (4/86)     Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6846 (1/89)     Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6907 (4/89)     Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6917 (4/89)     Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-6992 (10/90)    Endorsement                                                     Choice
-----------------------------------------------------------------------------------------------------------------------------
L-1043 (1/91)     Endorsement                                                     Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-1045 (2/91)     Endorsement                                                     Advantage III
-----------------------------------------------------------------------------------------------------------------------------
L-5395 (7/79)     Endorsement - Contingent Owner                                  Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-5175 (2/78)     Child Rider                                                     Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-5723 (9/81)     Waiver of Cost of Ins.                                          Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-5768 (9/81)     Endorsement - Add. Specified Amount                             Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6148 (4/83)     ADB Rider                                                       Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------
L-6156 (4/83)     Spouse Level Term Rider                                         Living Life/Individualist
-----------------------------------------------------------------------------------------------------------------------------

                                 Schedule 1.1(E)

                         Post-Closing Ceding Commission

Annuities:  One time fee equal to fifty basis points (0.5%) of initial Premium.

Life Insurance Policies: One percent (1.0%) of all Premium.

                                 Schedule 1.1(F)

                                Separate Accounts

KILICO Variable Annuity Separate Account  (SEC File No. 811-03199)
KILICO Variable Separate Account  (SEC File No. 811-05025)
KILICO Variable Separate Account-2  (SEC File No. 811-08347)
Kemper Investors Life Insurance Company Variable Annuity Acct. C (SEC File No. 811-02965)
KILICO MVA Separate Account No. 1 (non-unitized)
KILICO MVA Separate Account No. 2 (non-unitized)
KILICO Variable Annuity Separate Account-2
KILICO Variable Separate Account-3
KILICO Variable Separate Account-4
KILICO Variable Separate Account-5
KILICO Variable Series I Separate Account
KILICO Variable Series II Separate Account
KILICO Variable Series III Separate Account
KILICO Variable Series V Separate Account
KILICO Variable Series VI Separate Account

                                 Schedule 1.1(G)

                  Guaranty Fund Assessment Accrual Methodology

The Company receives the National Organization of Life and Health Insurance Guaranty Associations (NOLHGA) survey annually. This survey provides data regarding insolvency costs, to assist in establishing GFA accruals. Specific insolvency costs are given by company and by state, split by Life and Annuity. The Company calculates its portion of each company's (insolvent companies) costs by taking our premiums produced in that state over total industry premiums in that state (once again split between Life and Annuity) and multiplying that times the total estimated insolvency costs (by state) of that company (by Life and Annuity). The Company does this for each insolvent company to determine the total estimated ultimate GFA liability. Payments already made for each individual insolvency are then deducted from each companies ultimate liability and these net costs are aggregated to get our total estimated GFA liability (i.e., the Company's estimated future fundings). The Company's existing accrual is trued up to this new estimated liability.

                                    Exhibit A

                              Intentionally Omitted

                                    Exhibit B

                        Form of Security Trust Agreement

                                Attached hereto.

                                    Exhibit C

                              Intentionally Omitted

                                    Exhibit D

Form of Monthly Accounting (Coinsurance)

--------------------------------------------------------------------------------
Amounts due to FKLA (reinsurer):

Premiums received
Net policy loan activity
                                                            --------------------

Amounts due to KILICO (reinsured):

Benefits paid
Commissions paid
Ceding Commission (Post-Closing Policies)
Premium taxes paid
Guarantee fund assessments paid
                                                            --------------------

                                                            --------------------
Net amount due to/(from) FKLA
                                                            ====================

--------------------------------------------------------------------------------

Form of Monthly Accounting (Modified Coinsurance)

--------------------------------------------------------------------------------
Amounts due to FKLA (reinsurer):

Premiums received
Net policy loan activity
                                                            --------------------

Amounts due to KILICO (reinsured):

Benefits paid
Commissions paid
Ceding Commission (Post-Closing Policies)
Premium taxes paid
Guarantee fund assessments paid
                                                            --------------------

Net Mod-Co adjustment

                                                            ====================
Net amount due to/(from) FKLA
                                                            ====================

--------------------------------------------------------------------------------

                                    Exhibit E

                                  Recapture Fee

The Recapture Fee shall equal:

     i) The General Account Reserves as of the Recapture Date; minus

     ii) Any amounts payable under the Final Monthly Accounting pursuant to
Section 4.2. In this regard, amounts payable to the Reinsurer will be treated as positive and those payable to the Company as negative; minus

     iii) The Termination Fee, determined as set forth below, provided, however, that with respect to a Recapture Date occurring within a period of three (3) years following the Closing Date, the Termination Fee shall be zero.

Interest, at the Interest Rate, shall be payable on amounts payable hereunder and shall accrue from the Recapture Date.

The above items will be as of the Recapture Date. In the event that an item cannot be determined exactly a best estimate will be used and corrected as soon as it is practical to do so. Until such time as all of items (ii) and (iii), and the interest payable, are based on final amounts, the Company will set up an amount equal to the estimates of these three amounts which is payable to the Reinsurer, but withheld from payment.

The Termination Fee shall equal the present value of all future profits for the Policies and Post-Closing Policies reinsured as of the Recapture Date, as determined by an actuarial appraisal. To this end, the Reinsurer will perform such an appraisal following the Recapture Date and communicate an actuarial report (which includes the results) to the Company, which will have thirty (30) days from the receipt of the report to agree with the results or suggest changes to the Reinsurer's appraisal. If no agreement can be reached within ninety (90) days after the Recapture Date, this issue will be submitted for dispute resolution in accordance with Section 10.1 hereof.

The actuarial appraisals used to determine the Termination Fee will follow the principles of Actuarial Standard of Practice 19 and will reflect the in-force business and underlying assets of the Policies and Post-Closing Policies as of the Recapture Date. The discount rate used shall be an after-tax rate equal to the greater of (a) 12%, or (b) the 10-year interest rate swap yield (as of the termination date) times 0.65 plus 6%. The assumed ongoing expenses in the appraisal shall be based on industry standard expense factors from the NAIC's Life Insurance Illustrations Model Regulation or its successor. These appraisals shall include recognition of required surplus at a level of 225% times the NAIC company action level risk based capital based on the characteristics of the assets and liabilities being recaptured.